                                                                    Exhibit 4.16



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of May 21, 2001

                                     Among

                             THE WISER OIL COMPANY

                                      and

                        THE WISER OIL COMPANY OF CANADA
                                 as Borrowers
                                 ------------

                            THE BANKS NAMED HEREIN
                                   as Banks
                                   --------

                                      and
                                      ---

                        UNION BANK OF CALIFORNIA, N.A.
                         as U.S. Administrative Agent
                         ----------------------------

                                      and
                                      ---

                            NATIONAL BANK OF CANADA
                       as Canadian Administrative Agent
                       --------------------------------

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
           ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.     Certain Defined Terms..................................................................2
                  ---------------------
Section 1.02.     Computation of Time Periods...........................................................25
                  ---------------------------
Section 1.03.     Accounting Terms......................................................................25
                  ----------------
Section 1.04.     Types of Advances.....................................................................25
                  -----------------
Section 1.05.     Miscellaneous.........................................................................25
                  -------------

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND DRAWINGS
Section 2.01.     The Advances; Drawings................................................................26
                  ----------------------
Section 2.02.     Making the Advances...................................................................27
                  -------------------
Section 2.03.     Letters of Credit.....................................................................29
                  -----------------
Section 2.04.     Drawings of BA Obligations............................................................33
                  --------------------------
Section 2.05.     Borrowing Bases.......................................................................36
                  ---------------
Section 2.06.     Fees; Reduction of Commitments........................................................39
                  ------------------------------
Section 2.07.     Repayment of Obligations..............................................................40
                  ------------------------
Section 2.08.     Interest; Drawing Fees................................................................41
                  ----------------------
Section 2.09.     Additional Interest on Eurodollar Rate Advances.......................................42
                  -----------------------------------------------
Section 2.10.     Interest Rate Determination...........................................................42
                  ---------------------------
Section 2.11.     Optional Prepayments..................................................................44
                  --------------------
Section 2.12.     Mandatory Prepayments (U.S.)..........................................................45
                  ----------------------------
Section 2.13.     Mandatory Prepayments (Canadian)......................................................46
                  --------------------------------
Section 2.14.     Payments and Computations.............................................................47
                  -------------------------
Section 2.15.     Increased Costs and Capital Requirements..............................................49
                  ----------------------------------------
Section 2.16.     Taxes.................................................................................51
                  -----
Section 2.17.     Sharing of Payments, Etc..............................................................54
                  -------------------------
Section 2.18.     Illegality............................................................................55
                  ----------
Section 2.19.     Conversion of U.S. Advances; Interest Periods.........................................56
                  ---------------------------------------------
Section 2.20.     Lending Office.  .....................................................................56
                  --------------
Section 2.21.     Renewal and Conversion of BA Obligations..............................................57
                  ----------------------------------------

                     ARTICLE III  CONDITIONS OF LENDING
Section 3.01.     Condition Precedent to Effectiveness..................................................60
                  ------------------------------------
Section 3.02.     Conditions Precedent to All Credit Extensions.........................................61
                  ---------------------------------------------
Section 3.03.     Conditions Precedent to U.S. Tranche B Advances.......................................62
                  -----------------------------------------------

           ARTICLE IV  REPRESENTATIONS AND WARRANTIES
Section 4.01.     Corporate Existence; Subsidiaries.....................................................62
                  ---------------------------------
Section 4.02.     Corporate Power.......................................................................63
                  ---------------
Section 4.03.     Authorization and Approvals...........................................................63
                  ---------------------------
Section 4.04.     Enforceable Obligations...............................................................63
                  -----------------------
Section 4.05.     Financial Statements..................................................................63
                  --------------------
Section 4.06.     True and Complete Disclosure..........................................................64
                  ----------------------------

Section 4.07.     Litigation............................................................................64
                  ----------
Section 4.08.     Use of Proceeds.......................................................................64
                  ---------------
Section 4.09.     Investment Company Act................................................................64
                  ----------------------
Section 4.10.     Public Utility Holding Company Act....................................................65
                  ----------------------------------
Section 4.11.     Taxes.................................................................................65
                  -----
Section 4.12.     Pension Plans.........................................................................65
                  -------------
Section 4.13.     Condition of Property; Casualties.....................................................66
                  ---------------------------------
Section 4.14.     Insurance.............................................................................66
                  ---------
Section 4.15.     No Burdensome Restrictions; No Defaults...............................................67
                  ---------------------------------------
Section 4.16.     Environmental Condition...............................................................67
                  -----------------------
Section 4.17.     Liens and Encumbrances................................................................68
                  ----------------------
Section 4.18.     Title to Real Property, Etc...........................................................68
                  ---------------------------
Section 4.19.     Subsidiaries..........................................................................68
                  ------------

                  ARTICLE V COVENANTS OF THE BORROWERS
Section 5.01.     Compliance with Laws, Etc.............................................................68
                  -------------------------
Section 5.02.     Maintenance of Insurance..............................................................68
                  ------------------------
Section 5.03.     Preservation of Corporate Existence, Etc..............................................69
                  ----------------------------------------
Section 5.04.     Payment of Taxes, Etc.................................................................69
                  ---------------------
Section 5.05.     Reporting Requirements................................................................69
                  ----------------------
                  (b)      Quarterly Financials.........................................................70
                           --------------------
Section 5.06.     Oil and Gas Reserve Reports...........................................................71
                  ---------------------------
Section 5.07.     Maintenance of Property...............................................................72
                  -----------------------
Section 5.08.     Inspection............................................................................72
                  ----------
Section 5.09.     Use of Proceeds.......................................................................72
                  ---------------
Section 5.10.     Nature of Business....................................................................73
                  ------------------
Section 5.11.     New Subsidiaries......................................................................73
                  ----------------
Section 5.12.     Title Opinions........................................................................73
                  --------------
Section 5.13.     Agreement to Pledge...................................................................74
                  -------------------

                  ARTICLE VI NEGATIVE COVENANTS

Section 6.01.     Liens, Etc............................................................................74
                  ----------
Section 6.02.     Merger, Amalgamation or Consolidation; Asset Sales....................................74
                  --------------------------------------------------
Section 6.03.     Investments...........................................................................74
                  -----------
Section 6.04.     Transactions With Affiliates..........................................................75
                  ----------------------------
Section 6.05.     Compliance with ERISA.................................................................75
                  ---------------------
Section 6.06.     Limitation on Sale and Lease-Back Transactions........................................75
                  ----------------------------------------------
Section 6.07.     Restricted Payments...................................................................76
                  -------------------
Section 6.08.     Debts, Guaranties and Other Obligations...............................................76
                  ---------------------------------------
Section 6.09.     Agreements Restricting Distributions..................................................76
                  ------------------------------------
Section 6.10.     Amendments to Subordinated Debt, Material Agreements..................................76
                  ----------------------------------------------------
Section 6.11.     Limitation on Speculative Hedging.....................................................77
                  ---------------------------------
Section 6.12.     Limitation on Advance Payment Contracts...............................................77
                  ---------------------------------------
Section 6.13.     EBITDA to Interest Expense Ratio......................................................77
                  --------------------------------

Section 6.14.     Senior Debt to Interest Expense Ratio.................................................77
                  -------------------------------------
Section 6.15.     Working Capital.......................................................................77
                  ---------------
Section 6.16.     Account Payables......................................................................77
                  ----------------
Section 6.17.     Designation of Senior Indebtedness....................................................77
                  ----------------------------------
Section 6.18.     Special Provisions related to Invasion................................................77
                  --------------------------------------
Section 7.01.     Events of Default.....................................................................78
                  -----------------
Section 7.02.     Optional Acceleration of Maturity.....................................................80
                  ---------------------------------
Section 7.03.     Automatic Acceleration of Maturity....................................................81
                  ----------------------------------
Section 7.04.     Non-exclusivity of Remedies...........................................................82
                  ---------------------------
Section 7.05.     Right of Set-off......................................................................82
                  ----------------
Section 7.06.     Application of Proceeds...............................................................82
                  -----------------------

                  ARTICLE VIII  THE ADMINISTRATIVE AGENTS AND ISSUING BANK
Section 8.01.     Authorization and Action..............................................................83
                  ------------------------
Section 8.02.     Administrative Agents' Reliance, Etc..................................................83
                  ------------------------------------
Section 8.03.     Union Bank, NBC and Affiliates........................................................84
                  ------------------------------
Section 8.04.     Bank Credit Decision..................................................................84
                  --------------------
Section 8.05.     INDEMNIFICATION.......................................................................84
                  ---------------
Section 8.06.     Successor Administrative Agents and Successor Issuing Bank............................85
                  ----------------------------------------------------------

                  ARTICLE IX  MISCELLANEOUS
Section 9.01.     Amendments, Etc.......................................................................86
                  ---------------
Section 9.02.     Notices, Etc..........................................................................86
                  ------------
Section 9.03.     No Waiver; Remedies...................................................................87
                  -------------------
Section 9.04.     Expenses and Taxes; Compensation; Indemnity...........................................87
                  -------------------------------------------
Section 9.05.     Limitation and Adjustment of Interest.................................................88
                  -------------------------------------
Section 9.06.     Binding Effect; Severability..........................................................90
                  ----------------------------
Section 9.07.     Assignments and Participations........................................................90
                  ------------------------------
Section 9.08.     Execution in Counterparts.............................................................93
                  -------------------------
Section 9.09.     Governing Law.........................................................................93
                  -------------
Section 9.10.     Jurisdiction..........................................................................93
                  ------------
Section 9.11.     Waiver of Jury Trial..................................................................94
                  --------------------
Section 9.12.     Confidentiality.......................................................................94
                  ---------------
Section 9.13.     Judgment Currency.....................................................................95
                  -----------------

                                   EXHIBITS:

Exhibit A      Form of Assignment and Acceptance
Exhibit B-1    Form of Canadian Note
Exhibit B-2    Form of U.S. Tranche A Note
Exhibit B-3    Form of U.S. Tranche B Note
Exhibit C      Form of Draft
Exhibit D-1    Form of Subsidiary Guaranty
Exhibit D-2    Form of Parent Guaranty
Exhibit E      Form of Pledge Agreement
Exhibit F      Form of Transfer Letter
Exhibit G-1    Form of Notice of U.S. Borrowing
Exhibit G-2    Form of Notice of Canadian Borrowing
Exhibit H      Form of Notice of Drawing
Exhibit I      Form of Form of U.S. Counsel Opinion
Exhibit J-1    Form of Banks' Alberta Counsel Opinion
Exhibit J-2    Form of Canadian Borrower's Alberta Counsel Opinion
Exhibit J-3 -  Form of Canadian Borrower's Nova Scotia Counsel Opinion
Exhibit K      Form of Compliance Certificate


                                   SCHEDULES:

Schedule I          Pricing Grid
Schedule II         Information for Banks
Schedule 4.07       Litigation
Schedule 4.20       Existing Subsidiaries
Schedule 6.01       Existing Liens
Schedule 6.03       Permitted Investments
Schedule 6.08       Existing Debt

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                           Dated as of May 21, 2001

     This Second Amended and Restated Credit Agreement dated as of May 21, 2001 ("Agreement") is among The Wiser Oil Company, a Delaware corporation ("U.S. Borrower"), The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company ("Canadian Borrower," and together with the U.S. Borrower, referred to collectively as the "Borrowers"), the Banks (as defined below), Union Bank of California, N.A., a national banking association in its capacity as U.S. Administrative Agent (as defined below), and National Bank of Canada, a Canadian chartered bank in its capacity as Canadian Administrative Agent (as defined below).

                                   RECITALS

     A. The U.S. Borrower, certain banks (collectively, the "Existing Banks"), and Bank One Texas, N.A. ("Existing Agent") have entered into a Restated Credit Agreement dated as of May 10, 1999 (as amended, supplemented or restated from time to time, the "Existing Loan Agreement").

     B. In order to secure the full and punctual payment and performance of the loans under the Existing Loan Agreement, the U.S. Borrower has executed and delivered mortgages, collateral assignments, security agreements and financing statements in favor of the Existing Agent for the benefit of itself and the Existing Banks (collectively, the "Existing Security Documents") granting a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Documents.

     C. The Existing Loan Agreement, the loans under the Existing Loan Agreement, the notes evidencing such loans (collectively, the "Existing Notes"), and the liens and security interests under the Existing Security Documents will be purchased from the Existing Banks and assigned by the Existing Banks and the Existing Agent to the Banks and the U.S. Administrative Agent for their benefit pursuant to an Assignment of Notes, Liens and Other Rights dated as of May 21, 2001 among the Existing Banks, the Existing Agent, the Banks and the U.S. Administrative Agent ("Assignment").

     D. The Borrowers, the Agent and the Banks have agreed to amend and restate the Existing Loan Agreement, the loans under the Existing Loan Agreement, the Existing Security Documents and the Existing Notes effective upon the execution of the Assignment.

     Now, therefore, the Borrowers, the U.S. Administrative Agent, the Canadian Administrative Agent and the Banks do hereby agree that the Existing Loan Agreement is amended and restated as follows and the Existing Notes are amended and restated to provide as stated in the Notes (as defined below):

                                      01.
                       DEFINITIONS AND ACCOUNTING TERMS

     (a)  Certain Defined Terms. As used in this Agreement, the following terms
          ---------------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptable Security Interest" in any Property means a Lien which (a)
      ----------------------------
exists in favor of either Administrative Agent for the benefit of the Administrative Agents, the Issuing Banks and the Banks; (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, except to the extent that the rights of another Person are permitted hereunder; (c) secures the Obligations; and (d) is perfected and enforceable.

     "Advance" means a U.S. Tranche A Advance, a U.S. Tranche B Advance, or a
      -------
Canadian Advance.

     "Advance Payment Contract" means any contract whereby any of the Obligors
      ------------------------
either (a) receives or becomes entitled to receive (either directly or indirectly through a third party for such Obligor's account or benefit) any payment ("Advance Payment") to be applied toward the payment of the purchase price of Hydrocarbons produced or to be produced from any Leases owned by such Obligor and which Advance Payment is paid or to be paid more than two months in advance of actual delivery of such production to or for the account of the purchaser regardless of such production or (b) grants to the purchaser an option or right of refusal to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to become applied as payment for a portion only of the purchase price thereof or for a percentage or a share of such production.

     "Administrative Agents" means, collectively, the U.S. Administrative Agent
      ---------------------
and the Canadian Administrative Agent.

     "Affiliate" means, as to any Person, any other Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person or any Subsidiary of such Person or, except where the term "Affiliate" is used in the definitions herein of "Assignment and Acceptance" and "Bank" and in
Section 9.08, is a director or officer of such Person. For purposes of this definition, the term "controls" (including the terms "controlled by" and "under common control with") with respect to a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise or, except where the term "Affiliate" is used in the definitions herein of "Assignment and Acceptance" and "Bank" and in Section 9.08, to vote 20% or more of the Voting Stock of such Person.

     "Agreement" means this Second Amended and Restated Credit Agreement dated
      ---------
as of May 21, 2001 among the Borrowers, the Banks and the Administrative Agents, as amended from time to time in accordance with the terms hereof.

     "Applicable Lending Office" means, with (a) respect to each U.S. Bank, (i)
      -------------------------
in the case of a Base Rate Advance, such Bank's U.S. Domestic Lending Office, and (ii) in the case of a Eurodollar Rate Advance, such Bank's Eurodollar Lending Office, and (b) with respect to each Canadian Bank, (i) in the case of a Drawing, such Bank's Canadian Bankers' Acceptance Lending Office and (ii) in the case of a Canadian Prime Rate Advance, such Bank's Canadian Lending Office.

     "Applicable Margin" means (a) as to any Canadian Prime Rate Advance, (i)
      -----------------
during such times as any Event of Default exists, the sum of 2% per annum plus
                                                                          ----
the rate per annum set forth in the Pricing Grid for a Canadian Prime Rate Advance based on the relevant Utilization Level applicable from time to time, and (ii) at all other times, the rate per annum set forth in the Pricing Grid for a Canadian Prime Rate Advance based on the relevant Utilization Level applicable from time to time, and (b) as to any U.S. Advance, (i) during such times as any such Event of Default exists, the sum of 2% per annum plus the rate
                                                                   ----
per annum set forth in the Pricing Grid for the relevant U.S. Type of such Advance based on the relevant Utilization Level applicable from time to time, and (ii) at all other times, the rate per annum set forth in the Pricing Grid for the relevant U.S. Type of such Advance based on the relevant Utilization Level applicable from time to time. The Applicable Margin for any Advance shall change when and as the relevant Utilization Level changes and when and as any such Event of Default commences or terminates.

     "Assignment and Acceptance" means an assignment and acceptance, in
      -------------------------
substantially the form of Exhibit A, (a) entered into by a Bank and an Eligible Assignee or an Affiliate of a Bank, (b) accepted by the U.S. Administrative Agent and (c) consented to by the U.S. Administrative Agent and the U.S. Borrower if such consents are required by Section 9.08.

     "BA Equivalent Notes" has the meaning specified in Section 2.01(d).
      -------------------

     "BA Obligations" means, collectively, Bankers' Acceptances and BA
      --------------
Equivalent Notes.

     "Bankers' Acceptance" has the meaning specified in Section 2.01(d).
      -------------------

     "Bankers' Acceptance Rate" means, with respect to each Bankers' Acceptance
      ------------------------
which is required to be accepted or purchased on any day, the arithmetical average of the percentage discount rates (expressed to five decimal places) for Canadian Dollars bankers' acceptances having a comparable Face Amount and Maturity Date which is quoted on "Reuter's Screen CDOR Page" for acceptances by
Schedule I banks under the Bank Act (Canada) (or if such screen shall not be available, any successor or similar service selected by the Administrative Agents) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If neither such screen nor any successor or similar service is available, then the "Bankers' Acceptance Rate" shall mean, with respect to each Bankers' Acceptance which is required to be accepted and purchased by a Bank on such day, the percentage discount rate (expressed to five decimal places) determined by the Canadian Administrative Agent to be the average of quoted rates at which Canadian Dollar bankers' acceptances having a comparable Face Amount and Maturity Date are being bid for discount by the Banks which are Schedule I banks under the Bank Act (Canada) at approximately 10:00 a.m. (Toronto time) on the day of the acceptance and purchase of the Bankers' Acceptances hereunder. If any Bank does not timely furnish a quotation, the Canadian Administrative Agent shall determine the relevant discount rate on the basis of the quotation or quotations furnished by the remaining Banks. Each determination of the Bankers' Acceptance Rate shall be conclusive and binding, absent manifest error, and be computed using any reasonable averaging and attribution method. The Bankers' Acceptance Rate for each BA Obligation comprising part of the same Drawing shall be determined by the Canadian Administrative Agent on the date of the applicable Drawing, subject, however, to the provisions of Section 2.10.
         -------  -------

     "Banks" means the lenders listed on the signature pages hereof and each
      -----
Eligible Assignee or Affiliate of a Bank that becomes a party hereto pursuant to
Section 9.08(a), (b) and (d), and includes each U.S. Bank and each Canadian
Bank.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as
      ---------
shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

          (i) the rate of interest announced publicly by Union Bank in Los Angeles, California, from time to time, as Union Bank's base rate; and

          (ii) the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time.

     "Base Rate Advance" means an Advance in Dollars that bears interest as
      -----------------
provided in Section 2.08(a)(i).

     "Borrowers" means, collectively, the U.S. Borrower and the Canadian
      ---------
Borrower.

     "Borrowing" means a U.S. Tranche A Borrowing, a U.S. Tranche B Borrowing,
      ---------
or a Canadian Borrowing.

     "Borrowing Bases" means, collectively, the Canadian Borrowing Base and the
      ---------------
U.S. Borrowing Base.

     "Business Day" means (a) with respect to Base Rate Advances, Letters of
      ------------
Credit, determinations of Interest Periods or interest rates applicable thereto, payments in respect thereof, the Federal Funds Rate or any notice required or permitted to be delivered under any Loan Document to or by the U.S. Borrower or the U.S. Administrative Agent, a U.S. Business Day, and (b) with respect to Canadian Prime Rate Advances, Drawings, BA Obligations, determinations of interest rates, discount rates and fees applicable thereto, payments in respect thereof or any notice required or permitted to be delivered under any Loan Document to or by the Canadian Borrower or the Canadian Administrative Agent, a Canadian Business Day.

     "Canadian Administrative Agent" means National Bank of Canada in its
      -----------------------------
capacity as Canadian Administrative Agent pursuant to Article VIII and any successor in such capacity pursuant to Section 8.06.

     "Canadian Advance" means an advance by a Canadian Bank to the Canadian
      ----------------
Borrower pursuant to Section 2.02 and refers to a Canadian Prime Rate Advance.

     "Canadian Bank" means each Bank listed under the heading "Canadian Banks"
      -------------
on Schedule II or identified as a Canadian Bank in the Assignment and Acceptance pursuant to which such Bank became a Bank, as the case may be, in each case in its capacity as such.

     "Canadian Bankers' Acceptance Lending Office" means, with respect to any
      -------------------------------------------
Canadian Bank, (i) the office of such Bank specified as its "Canadian Bankers' Acceptance Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank or (ii) such other office of such Bank as such Bank may from time to time thereafter specify to the Canadian Borrower and the Administrative Agents.

     "Canadian Borrower" means The Wiser Oil Company of Canada, a Nova Scotia
      -----------------
unlimited liability company.

     "Canadian Borrowing" means a borrowing consisting of Canadian Advances made
      ------------------
on the same day by the Canadian Banks pursuant to Section 2.02.

     "Canadian Borrowing Base" means at any particular time, the amount in
      -----------------------
Canadian Dollars which is equal to the U.S. Dollar Equivalent amount determined to be the Canadian Borrowing Base in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of the Obligors described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agents and the Banks pursuant to Section 2.02.

     "Canadian Business Day" means a U.S. Business Day on which banks are not
      ---------------------
required or authorized by law to close in Toronto.

     "Canadian Cash Collateral Account" means an account established by the
      --------------------------------
Canadian Borrower with the Canadian Administrative Agent pursuant to the terms of this Agreement and designated as the "Canadian Cash Collateral Account".

     "Canadian Dollars" and "C$" each means lawful money of Canada.
      ----------------       --

     "Canadian Dollar Equivalent" of any U.S. Dollar amount means, on any date
      --------------------------
of determination, the Canadian Dollar equivalent of such U.S. Dollar amount determined by the U.S. Administrative Agent by using the quoted spot rate at which NBC's principal office in Toronto, Ontario offers to exchange Canadian Dollars for U.S. Dollars in Toronto at 11:00 a.m. (Toronto, Ontario time) on such date, which determination shall be conclusive in the absence of manifest error, or if such principal office is not then quoting such a rate, then such rate as shown on page BOFC of the Reuters screen at such time on such date.

     "Canadian Interbank Rate" means the interest rate per annum which is
      -----------------------
customarily used by the Canadian Administrative Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

     "Canadian Lending Office" means, with respect to any Canadian Bank, (a) the
      -----------------------
office of such Bank specified as its "Canadian Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or (b) such other office of such Bank as such Bank may from time to time specify to the Canadian Borrower and the Administrative Agents.

     "Canadian Note" means a promissory note of the Canadian Borrower payable to
      -------------
the order of any Bank, in substantially the form of Exhibit B-1, evidencing the aggregate indebtedness of the Canadian Borrower to such Bank resulting from the Canadian Advances owing to such Bank.

     "Canadian Pension Plans" means a pension plan registered in accordance with
      ----------------------
the ITA which any Borrower or other Obligor sponsors or administers or into which any such Person makes contributions.

     "Canadian Prime Rate" means a fluctuating interest rate per annum in effect
      -------------------
from time to time, which rate per annum shall at all times be equal to the higher of:

          (i) the rate per annum which the principal office of National Bank of Canada in Toronto announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

          (ii) 3/4 of 1% per annum above the average CDOR Rate quoted for one month Canadian Dollar bankers acceptances as of 10:00 a.m. (Toronto time) on the date of determination.

     "Canadian Prime Rate Advance" means an Advance in Canadian Dollars that
      ---------------------------
bears interest as provided in Section 2.08(b).

     "Canadian Revolving Commitment" means, with respect to any Bank at any
      -----------------------------
time, the amount set forth opposite such Bank's name on Schedule II under the caption "Canadian Revolving Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the U.S. Administrative Agent pursuant to Section 9.08(c) as such Bank's "Canadian Revolving Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06(f).

     "Capitalized Leases" means all leases that have been or should be, in
      ------------------
accordance with GAAP, recorded as capitalized leases and the amount of the obligation associated therewith shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means any of the following, to the extent owned by any
      ----------------
Obligor and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the United States or Canada (or any agency or instrumentality thereof), and readily marketable obligations unconditionally guaranteed by the full faith and credit of the United States or Canada, (b) certificates of deposit of or time deposits with (i) any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof or is organized under the laws of Canada and is listed in Schedule I of the Bank Act (Canada), and in each case has combined capital and surplus of at least U.S. $500,000,000 or (ii) any Bank, (c) commercial paper in an aggregate amount of no more than U.S. $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's and "A-2" (or the then equivalent grade) by S&P,
(d) demand deposits with banks made in the ordinary course of business, (e) marketable direct obligations issued by any state of the United States or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (f) any mutual fund that invests solely in any of the items described in clauses (a), (b), (c) and (e) of this definition, and (g) certificates of deposit or time deposits with any bank organized under any foreign jurisdiction with an IBCA Banking Analysis Limited legal rating of "2" or better and an IBCA Banking Analysis Limited individual rating of "B" or better or, in the case of banks organized under the laws of Canada, with a rating of at least "Prime-2" (or the then equivalent grade) by Moody's, "A-2" (or the then equivalent grade) by S&P or "R-1/Low" (or the then equivalent grade) by Dominion Bond Rating Service.

     "Change of Control" shall occur if (a) any Person (or syndicate or group of
      -----------------
Persons which is deemed a "Person" for purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) other than WIC shall acquire, directly or indirectly, an amount of issued and outstanding voting stock of the U.S. Borrower (including the acquisition of newly-issue stock) sufficient to change the control of the U.S. Borrower by causing the election or change of a majority of the directors of the U.S. Borrower, or (b) the U.S. Borrower shall cease to, directly or indirectly, own 100% of the equity ownership interests of the Canadian Borrower.

     "Change of Management" shall occur if either (a) George K. Hickox, Jr. ever
      --------------------
ceases to act as Chief Executive Officer and Chairman of the Board, or (b) Richard S. Davis ever ceases to act as Vice President of Finance, and in each case, a replacement for such officer acceptable to the Administrative Agents is not appointed within 30 days (or, if such cessation is due to the death or incapacity of either of such officers, 120 days) thereafter.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, or any successor Federal tax code, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "Collateral" means (a) all "Collateral," "Pledged Collateral," "Mortgaged
      ----------
Property" or other similar term used in the Security Documents to describe the collateral covered thereby or any other Property securing the Obligations, and
(b) all amounts contained in the Borrowers' and the Guarantors' bank accounts.

     "Commitment" means, as to any Bank at any time, such Bank's U.S. Tranche A
      ----------
Commitment, its U.S. Tranche B Commitment, its Canadian Revolving Commitment, and "Commitments" shall mean all such Commitments collectively.
     -----------

     "Commitment Fee Rate" means .375% per annum.
      -------------------

     "Confidential Information" means information furnished by or on behalf of
      ------------------------
and relating to any Obligor to either Administrative Agent or any Bank or any of their representatives or obtained by either Administrative Agent or any Bank or any of their representatives, but does not include any such information (a) that is or becomes generally available to the public (other than as a result of action by either Administrative Agent or any Bank or any of their representatives that violates Section 9.13) or (b) that is or becomes available to either Administrative Agent or any Bank, in each case free of any restriction as to its disclosure, from a source other than delivery by or on behalf of any Obligor.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all trades (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

     "Convert", "Conversion" and "Converted" each refers to (a) a conversion of
      -------------------------------------
U.S. Tranche A Advances or U.S. Tranche B Advances of one U.S. Type into U.S. Advances of another U.S. Type pursuant to Section 2.10, 2.18 or 2.19, (b) a conversion of BA Obligations into Canadian Prime Rate Advances pursuant to
Section 2.18 or 2.21 or (c) a conversion of Canadian Prime Rate Advances into BA Obligations pursuant to Section 2.21.

     "Credit Extension" means (a) an Advance made by any Bank, (b) the issuance,
      ----------------
increase or extension of any Letter of Credit by the Issuing Bank, and (c) the acceptance and purchase of Drafts or the purchase of BA Equivalent Notes, as the case may be, by any Bank under this Agreement.

     "Debt" of any Person means,  means without duplication:
      ----

     (a) indebtedness of such Person for borrowed money, including, without limitation, obligations under letters of credit and agreements relating to acceptance financing;

     (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (c) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business that are not more than 90 days past due);

     (d) obligations of such Person as lessee under Capital Leases;

     (e) obligations of such person under any Hedge Agreement;

     (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (e) above;

     (g) any obligations in connection with any production payments; and

     (h) indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) secured by any Lien on or in respect of any Property of such Person.

     "Default" means any event or condition which with notice or lapse of time
      -------
or both would, unless cured or waived, become an Event of Default.

     "Dollars", "$", "U.S. Dollars" and "U.S. $" each means lawful money of the
      -------    -    ------------       ------
United States of America.

     "Draft" means a blank bill of exchange, within the meaning of the Bills of
      -----
Exchange Act (Canada), drawn by the Canadian Borrower on any Canadian Bank, in substantially the form of Exhibit C, and which, except as otherwise provided herein, has not been completed or accepted by such Bank.

     "Drawing" means (a) the simultaneous acceptance of Drafts and purchase of
      -------
Bankers' Acceptances by the Canadian Banks, and (b) for any Canadian Bank which is not a bank under the Bank Act (Canada) or that is otherwise unable to complete and accept bankers' acceptances in Canada, the purchase of a BA Equivalent Note, in each case in accordance with Section 2.04(a) or Section 2.21.

     "Drawing Fee" means, with respect to each BA Obligation, an amount equal to
      -----------
(a) the percentage set forth in the "Drawing Fee" row of the Pricing Grid for the relevant Utilization Level in effect on the date of the Drawing or renewal of, or Conversion into, as the case may be, such BA Obligation multiplied by (b)
                                                               -------------
the Face Amount of such BA Obligation, calculated on the basis of the term to maturity of such BA Obligation and a year of 365 (or, in the case of a leap year, 366) days.

     "Drawing Purchase Price" means, with respect to each BA Obligation to be
      ----------------------
purchased and/or accepted by any Canadian Bank, at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (a) the aggregate Face Amount of such BA Obligation, by (b ) the sum of (i) one plus (ii) the product of (A) the
                                               ----
Bankers' Acceptance Rate (expressed as a decimal) for such BA Obligation multiplied by (B) a fraction the numerator of which is the number of days in the
-------------
term to maturity of such BA Obligation and the denominator of which is 365 (or, in the case of a leap year, 366) days.

     "EBITDA" means for any period the sum, without duplication, of (a) the
      ------
consolidated net income (or loss) of the U.S. Borrower and its Subsidiaries for such period determined in accordance with GAAP plus (b ) to the extent included
                                               ----
in the determination of such net income (or loss), the
consolidated charges for such period for net interest (including capitalized interest), depreciation, depletion and amortization plus (c) to the extent not
                                                    ----
included in the determination of such income (or loss), cash distributions and debt service payments actually received by either Borrower from any other Person plus (d) exploration expenses, plus (or, if there is a benefit from income
----                           ----
taxes, minus) (e) to the extent included in the determination of such net
       -----
income, the amount of the provision for or benefit from U.S. income taxes and Canadian income taxes, in each case including federal, state, provincial and local income taxes regardless of how named; provided that in determining such
                                            --------
consolidated net income, such consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) (i) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (ii) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes.

     "Effective Date" means the date that the conditions to effectiveness set
      --------------
forth in Section 3.01 are satisfied by the Borrowers or waived in writing by the Administrative Agents, the Issuing Bank and the Banks.

     "Eligible Assignee" means (a) any Bank, (b) a commercial bank organized
      -----------------
under the laws of the United States, or any State thereof, and having total assets in excess of U.S. $500,000,000, (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of U.S. $500,000,000, (d) a commercial bank organized under the laws of any other country that is a member of the OECD, (e) the central bank of any country that is a member of the OECD, and (f) any other Person approved by the U.S. Administrative Agent and, if no Default or Event of Default shall exist, the U.S. Borrower, such approval on the part of each not to be unreasonably withheld or delayed.

     "Engineering Report" means either an Independent Engineering Report or an
      ------------------
Internal Engineering Report.

     "Environmental Action" means any action, suit, claim, notice of non-
      --------------------
compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including
(a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or (based on any violation of Environmental Law or any governmental action) any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, provincial, local or foreign
      -----------------
statute, law, ordinance, rule, regulation or code, and any order, judgment or decree, in the case of all of the foregoing applicable to any Obligor or any property of any Obligor, and also in each case relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, license or other
      --------------------
authorization required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations promulgated and rulings issued thereunder, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA
      ---------------
is a member of the U.S. Borrower's controlled group, or under common control with the U.S. Borrower, within the meaning of Section 414(b) or (c) of the Code.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any U.S. Bank, the
      -------------------------
office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its U.S. Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the U.S. Borrower and the U.S. Administrative Agent.

     "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate
      ---------------
Advance comprising part of the same U.S. Tranche A Borrowing or U.S. Tranche B Borrowing, an interest rate per annum equal to the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on the applicable Telerate Page as the London Interbank Offered Rate for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period, and for a period equal to such Interest Period; provided that, if no such quotation appears on the applicable
                 --------
Telerate Page, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by prime banks in London, England in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to Union Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period.

     "Eurodollar Rate Advance" means an Advance that bears interest as provided
      -----------------------
in Section 2.08(a)(ii).

     "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period
      ----------------------------------
for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 7.01.
      -----------------

     "Excluded Taxes" means (a) taxes imposed by any jurisdiction on its overall
      --------------
net income and capital taxes imposed by Canada or any province or territory thereof, and (b) franchise or capital taxes imposed on or measured by net income or capital or imposed on it in lieu of net income taxes, in each case imposed by the United States or by the jurisdiction under the laws of which such Bank or such Administrative Agent (as the case may be) is organized or any political subdivision of any of the foregoing.

     "Face Amount" means, with respect to any BA Obligation, the amount payable
      -----------
to the holder of such BA Obligation on its then existing Maturity Date.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per
      ------------------
annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System or any successor thereof.

     "Financial Statements" means the consolidated balance sheet and other
      --------------------
financial statements of the U.S. Borrower and the Consolidated Subsidiaries as at December 31, 2000 referred to in Section 4.06, copies of which have been furnished to each Bank listed on the signature pages hereof.

     "Fiscal Year" means a fiscal year of the U.S. Borrower ending on December
      -----------
31 in any calendar year.

     "GAAP" means generally accepted accounting principles, as in effect from
      ----
time to time, applied on a basis consistent with those applied in the preparation of the Financial Statements; provided that, if any changes in GAAP
                                         --------
shall occur after the date of this Agreement and such changes affect the calculation of compliance by the Borrowers and their consolidated Subsidiaries of the covenants set forth in Article VI, the Borrower, the Administrative Agents and the Banks shall negotiate in good faith to make corresponding adjustments that are agreeable by all parties to account for such changes in GAAP to the extent necessary to further the original intent of the parties in establishing the levels required for compliance as of the date of this Agreement.

     "Governmental Authority" means any foreign governmental authority, the
      ----------------------
United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Borrower, or any Guarantor or any of their respective Properties.

     "Guarantor" means (a) the Subsidiaries of the U.S. Borrower set forth on
      ---------
Schedule 4.20 (other than Wiser Peru), and (b) each other Subsidiary of the U.S. Borrower that becomes a guarantor of all or a portion of the credit facilities evidenced by this Agreement, and "Guarantors" means all such entities
                                  ----------
collectively.

     "Guaranty" means (a) a guaranty executed by a Guarantor (other than the
      --------
U.S. Borrower) in favor of the U.S. Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Banks and certain other entities in substantially the form of Exhibit D-1, and (b) the Parent Guaranty, and "Guaranties" shall mean all such guaranties collectively.
-----------

     "Hazardous Materials" means any chemicals, materials or substances,
      -------------------
including any petroleum and petroleum products and their byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, in each case designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements,
      ----------------
interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward rate transactions, commodity swap, cap or collar agreements, commodity futures, forwards and option contracts and other similar agreements, including without limitation, any Hydrocarbon Hedge Agreement.

     "Hydrocarbon Hedge Agreement" means a swap, collar, floor, cap, option,
      ---------------------------
forward sale or purchase or other contract which is intended to reduce or eliminate the risk of fluctuations in the price of the Hydrocarbons.

     "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip
      ------------
gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

     "Indemnified Party" means each of the Administrative Agents, the Banks, the
      -----------------
Issuing Bank, and each director, officer, employee, Affiliate, advisor and agent of either Administrative Agent, the Issuing Bank or any Bank.

     "Indenture" means that certain Indenture dated as of May 21, 1997 among the
      ---------
U.S. Borrower, certain subsidiary guarantors and Chase Manhattan Bank, N.A. (as successor in interest to Texas Commerce Bank National Association) as the trustee, which was entered into in connection with the Senior Subordinated Notes.

     "Independent Engineer" means DeGolyer and MacNaughten, Gilbert Laustsen
      --------------------
Jung Associates Ltd., or any other engineering firm that either Borrower may engage with the consent of the Administrative Agents, such consent not to be unreasonably withheld.

     "Independent Engineering Report" means a report, in form and substance
      ------------------------------
satisfactory to the Administrative Agents and each of the Banks, prepared by an Independent Engineer, addressed to the Administrative Agents and the Banks with respect to the Oil and Gas Properties owned by the Obligors (or to be acquired by any of the Obligors) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agents, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by either Administrative Agent or any Bank.

     "Interest Expense" means  for the U.S. Borrower and its consolidated
      ----------------
Subsidiaries for any period, total interest (including, without limitation, capitalized interest), letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements relating to interest rates, all as determined in conformity with GAAP.

     "Interest Period" means, for each Eurodollar Rate Advance comprising part
      ---------------
of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months in each case as the U.S. Borrower may, upon notice received by the U.S. Administrative Agent not later than 11:00 A.M. (Los Angeles, California time) on the third U.S. Business Day prior to the first day of such Interest Period, select; provided that:
        --------

     (1 Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

     (2 whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such
          --------
          Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (3 any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

     (4 the U.S. Borrower may not select an Interest Period for any Advance if the last day of such Interest Period would be later than the Termination Date or if any Event of Default shall have occurred and be continuing at the time of selection.

     "Internal Engineering Report" means a report, in form and substance
      ---------------------------
satisfactory to the Administrative Agents and each Bank, prepared by the U.S. Borrower and certified by a Responsible Officer of the U.S. Borrower, addressed to the Administrative Agents and the Banks with respect to the Oil and Gas Properties owned by the Obligors (or to be acquired by any of the Obligors) which are or are to be included in the Borrowing Bases, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agents, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agents or any Bank.

     "Invasion" means Invasion Energy, Inc., an Alberta corporation.
      --------

     "Investment" means, as applied to any Person, any direct or indirect
      ----------
(whether in cash or other property) (a) purchase or other acquisition by such Person of any interest in stock, partnership interest, other ownership or profit interest, warrants, rights, options, obligations or other securities of any other Person, (b) loan, advance or other Debt made by such Person to any other Person, (c) guaranty, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, or (d) capital contribution or other investment by such Person in any other Person. The amount of any Investment shall be the amount that would be shown on such Person's financial statements in respect of such Investment plus the pre-tax amount of write-downs and write-offs with respect to such Investment since the date hereof (determined in accordance with GAAP); provided that, "Investments" shall not include accounts receivable generated in the ordinary course of business.

     "Issuing Bank" means Union Bank and any successor issuing bank pursuant to
      ------------
Section 8.06.

     "ITA" means the Income Tax Act (Canada) R.S.C., 1985, as amended from time
      ---
to time, and any successor statute and all rules and regulations promulgated thereunder.

     "Leases" means all oil and gas leases, oil, gas and mineral leases, oil,
      ------
gas and casinghead leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

     "Legal Requirements" means any law, statute, ordinance, decree,
      ------------------
requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X.

     "Letter of Credit" means, individually, any letter of credit issued by the
      ----------------
Issuing Bank which is subject to this Agreement, and "Letters of Credit" means
                                                      -----------------
all such letters of credit collectively.

     "Letter of Credit Application" means the Issuing Bank's standard form
      ----------------------------
letter of credit application for standby letters of credit which has been executed by the U.S. Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit.

     "Letter of Credit Documents" means all Letters of Credit, Letter of Credit
      --------------------------
Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

     "Letter of Credit Exposure" means, at any time, the sum of (a) the
      -------------------------
aggregate undrawn maximum face amount of each Letter of Credit at such time,

plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such
----
time.

     "Letter of Credit Obligations" means any obligations of the U.S. Borrower
      ----------------------------
under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

     "Lien" means any mortgage, pledge, security interest, claim, hypothec,
      ----
lien, charge, deed of trust, encumbrance or any other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise, and whether or not filed, recorded or otherwise perfected under applicable law (including any production payment treated as a liability under GAAP, advance payment or similar arrangement with respect to minerals in place (but in all events excluding interests arising under obligations in the nature of royalty or other similar types of payments not treated as a liability under GAAP), any agreement to grant any Lien, the interest of a vendor or lessor under any conditional sale or other title retention agreement, Capitalized Lease or sale leaseback transaction and any agreement to file any financing statement or other Lien perfection document to secure an obligation).

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit
      --------------
Documents, the Guaranties, the Security Documents, the Drafts, the Bankers' Acceptances, the BA Equivalent Notes, any Hedge Agreements with a Bank, and each other agreement, instrument, or document executed at any time in connection with the foregoing documents, in each case as amended, modified, supplemented or replaced from time to time.

     "Material Adverse Change" means (a) a material adverse change in the
      -----------------------
business, assets (including the Oil and Gas Properties of the Obligors), financial condition, or results of operations of any Obligor or (b) a material adverse effect on Obligor's ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document.

     "Material Agreements" means the Indenture and the agreements listed on the
      -------------------
attached Schedule 1.01.

     "Maturity Date" means, for each BA Obligation comprising part of the same
      -------------
Drawing, the date on which the Face Amount for such BA Obligation becomes due and payable in accordance with the provisions set forth below, which shall be a Canadian Business Day occurring one, two, three or (with the consent of all Canadian Banks as to each selection by the Canadian Borrower of six months ) six months after the date on which such BA Obligation is purchased and/or accepted as part of any Drawing, as the Canadian Borrower may select upon notice received by the U.S. Administrative Agent not later than 12:00 noon (Los Angeles, California time) on the third Canadian Business Day prior to the date on which such BA Obligation is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided that:
                           --------

          (i) the Canadian Borrower may not select any Maturity Date for any BA Obligation that occurs after the Termination Date;

          (ii) the Canadian Borrower may not select any Maturity Date with respect to any BA Obligation if any Event of Default shall have occurred and be continuing at the time of selection;

          (iii) the Maturity Date for all BA Obligations comprising part of the same Drawing shall occur on the same date; and

          (iv) whenever the Maturity Date for any BA Obligation would otherwise occur on a day other than a Canadian Business Day, such Maturity Date shall be extended to occur on the next succeeding Canadian Business Day.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its
      -------
debt ratings business.

     "Mortgages" means, collectively, each of the Mortgages, Deeds of Trust,
      ---------
Security Agreements, Assignments of Production and Financing Statements executed by any of the Obligors in favor of an Administrative Agent for the ratable benefit of the Administrative Agents, the Issuing Banks and the Banks in form and substance satisfactory to the Administrative Agents, as the same may be amended, modified or supplemented from time-to-time.

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA to which the U.S. Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
      ----------------------
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any ERISA Affiliate and at least one Person other than the U.S. Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NBC" means National Bank of Canada, a Canadian chartered bank.
      ---

     "Note" means a U.S. Tranche A Note, a U.S. Tranche B Note or a Canadian
      ----
Note, and "Notes" means all such notes collectively.
           -----

     "Notice of Canadian Borrowing" has the meaning specified in Section
      ----------------------------
2.02(b).

     "Notice of Drawing" has the meaning specified in Section 2.04(a).
      -----------------

     "Notice of U.S. Borrowing" has the meaning specified in Section 2.02(a).
      ------------------------

     "Obligations" means all principal, interest, fees, reimbursements,
      -----------
indemnifications, and other amounts payable by the Obligors to the Administrative Agents, the Issuing Bank or the Banks under the Loan Documents.

     "Obligor" means the U.S. Borrower, the Canadian Borrower and each
      -------
Guarantor, and "Obligors" means all such Persons collectively.
                --------

     "OECD" means the Organization for Economic Cooperation and Development.
      ----

     "Oil and Gas Properties" means fee mineral interests, term mineral
      ----------------------
interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

     "Other Taxes" has the meaning specified in Section 2.16(b).
      -----------

     "Parent Guaranty" means the Guaranty executed by the U.S. Borrower in
      ---------------
substantially the form of the attached Exhibit D-2.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereto.

     "Permitted Liens" means (a) royalties, overriding royalties, reversionary
      ---------------
interests, production payments and similar interests; (b) sales contracts or other arrangements for the sale of production of Hydrocarbons which would not (when considered cumulatively with the matters described in clause (a) above deprive any Obligor of any material right in respect of such Obligor's assets or Properties (except for rights customarily granted with respect to such contracts and arrangements); (c) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith and by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which the applicable Obligor has set aside on its books adequate reserves in accordance with GAAP); (d) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of street, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any Obligor's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Change; (e) materialmen's, mechanic's repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating, unit or similar agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrowers or any other Obligor in connection with the construction, maintenance, development, transportation, storage or operation of such Person's assets or properties to the extent not delinquent (or which, delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or any Subsidiary has set aside on its books adequate reserves in accordance with GAAP); (f) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (g) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed, and liens securing appeal bonds or similar instruments; (h) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate the Obligors' assets and properties in any manner, and all applicable laws, rules and orders from any Governmental Authority; (i) landlord's liens; (j) Liens incurred pursuant to the Security Documents or expressly allowed thereunder, (k) Liens existing at the date of this Agreement which are identified in Schedule 6.01, and (l) deposits of cash or Cash Equivalents in connection with Hedge Agreements permitted hereunder in an aggregate amount for all such deposits not to exceed U.S. $5,000,000 (or the Canadian Dollar Equivalent thereof).

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Plan" means a Single Employer Plan, a Multiple Employer Plan or a
      ----
Multiemployer Plan, in each case that is subject to ERISA.

     "Pledge Agreements" means each of the Pledge Agreements in substantially
      -----------------
the form of Exhibit E, and executed by the U.S. Borrower or any Subsidiary of the U.S. Borrower to secure all or a portion of the Obligations.

     "Pricing Grid" means the pricing information set forth in Schedule I.
      ------------

     "Property" or "asset" (in each case, whether or not capitalized) means any
      --------      -----
interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Pro Rata Share" means, at any time with respect to any Bank, (a) with
      --------------
respect to amounts owing under the U.S. Tranche A Commitments, (i) if such U.S. Tranche A Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled U.S. Tranche A Commitment at such time to the aggregate uncancelled U.S. Tranche A Commitments at such time, or (ii) if the aggregate U.S. Tranche A Commitments have been terminated, the Pro Rata Share of such Bank as determined pursuant to the preceding clause (i) immediately prior to such termination, (b) with respect to amounts owing under the U.S. Tranche B Commitments, (i) if such U.S. Tranche

B Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled U.S. Tranche B Commitment at such time to the aggregate uncancelled U.S. Tranche B Commitments at such time, or (ii) if the aggregate U.S. Tranche B Commitments have been terminated, the Pro Rata Share of such Bank as determined pursuant to the preceding clause (i) immediately prior to such termination, (c) with respect to amounts owing under the Canadian Revolving Commitments, (i) if such Canadian Revolving Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled Canadian Revolving Commitment at such time to the aggregate uncancelled Canadian Revolving Commitments at such time, or (ii) if the aggregate Canadian Revolving Commitments have been terminated, the Pro Rata Share of such Bank as determined pursuant to the preceding clause (i) immediately prior to such termination, and
(d) with respect to amounts owing generally under the Credit Agreement and the other Loan Documents, the ratio (expressed as a percentage) of aggregate Commitments of such Bank to the aggregate Commitments of all the Banks (or if such Commitments have been terminated, the ratio (expressed as a percentage) of Credit Extensions owing to such Bank to the aggregate Credit Extensions owing to all such Banks.

     "Proved Developed Producing Reserves" means, at any particular time with
      -----------------------------------
respect to any Oil and Gas Properties, Proven Reserves estimated with reasonable certainty to be economically recoverable using existing equipment and operating methods from existing completion intervals open for production in existing wells, as determined in accordance with the Standards of the Society of Petroleum Engineers (or any successor body).

     "Proven Reserves" means, at any particular time with respect to any Oil and
      ---------------
Gas Properties, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to such Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made), as determined in accordance with the Standards of the Society of Petroleum Engineers (or any successor body). The prices used may include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     "Register" has the meaning specified in Section 9.08(c).
      --------

     "Regulation U" means Regulation U of the Federal Reserve Board, as the same
      ------------
is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Obligation" means all of the obligations of the U.S.
      ------------------------
Borrower to reimburse the Issuing Bank for amounts paid by the Issuing Bank under Letters of Credit as established by the Letter of Credit Applications and
Section 2.03(d).

     "Required Banks" means at any time Banks owed or holding at least 66_% of
      --------------
the sum of (i) the aggregate Face Amount of all BA Obligations outstanding at such time plus (ii) the aggregate principal amount of the Advances and Letter of
          ----
Credit exposure owing to the Banks outstanding at such time (in the case of BA Obligations, Canadian Advances, determined on the basis of the then U.S. Dollar Equivalent thereof), or, if no such principal amount is then outstanding and there is no

Letter of Credit Exposure, Banks having at least 66_% of the total Commitments; provided that for purposes of Sections 2.02(a), 2.10(d) or 2.12(b), "Required
--------
Banks" shall mean at any time U.S. Banks owed or holding at least 66_% of the aggregate principal amount of the U.S. Tranche A Advances and U.S. Tranche B Advances owing to the U.S. Banks outstanding at such time, or if no such principal amount is then outstanding, U.S. Banks having at least 66_% of the total Commitments held by the U.S. Banks; and provided further that for purposes
                                              ----------------
of Sections 2.02(b) or 2.04(a), "Required Banks" shall mean at any time Canadian Banks owed or holding at least 66_% of the sum of (i) the aggregate Face Amount of all BA Obligations outstanding at such time plus (ii) the aggregate principal
                                               ----
amount of the Canadian Advances owing to the Canadian Banks outstanding at such time, or if no such principal amount is then outstanding, Canadian Banks having at least 66_% of the total Canadian Revolving Commitments held by the Canadian Banks.

     "Responsible Officer" means, with respect to any Person, such Person's
      -------------------
Chief Executive Officer, President, Chief Financial Officer, or Vice President.

     "Restricted Payment" means any direct or indirect dividend or distribution
      ------------------
(whether in cash, securities or other property) or any direct or indirect payment of any kind or character (whether in cash, securities or other property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any capital stock of the U.S. Borrower, any other ownership interest of the U.S. Borrower or any options, warrants or rights to purchase or acquire any such capital stock, any such other ownership interest; provided that the term "Restricted Payment" shall not include (a) any
          --------
dividend or distribution payable solely in shares of common stock of the U.S. Borrower or warrants, options or other rights to purchase such stock, or (b) cash payments not exceeding U.S. $50,000 in the aggregate made in lieu of fractional shares of such stock.

     "SEC" means the Securities and Exchange Commission, or any successor or
      ---
comparable entity.

     "Security Documents" means collectively, (a) the Mortgages, (b) the
      ------------------
Transfer Letters, (c) the Pledge Agreements, (d) the Security Agreements, (e) each other agreement, instrument or document executed at any time in connection with the Pledge Agreements, the Security Agreements, or the Mortgages, and (e) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
      ---
Inc. on the date hereof, or any successor to its debt ratings business.

     "Senior Subordinated Notes" means the 9-1/2% Senior Subordinated Notes of
      -------------------------
the U.S. Borrower due 2007 in the aggregate principal amount of U.S. $125,000,000 issued pursuant to the Indenture.

     "Single Employer Plan" means a single employer plan, as defined in Section
      --------------------
4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any ERISA Affiliate and no Person other than the U.S. Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subordinated Debt" means (a) the Senior Subordinated Notes, and (b) Debt
      -----------------
for money borrowed for which the U.S. Borrower is directly and primarily obligated which arises after the date hereof which is subordinate in right of payment to the payment of the principal of and interest on the Notes and the Parent Guaranty in a manner satisfactory to the Required Banks, provided that
                                                                --------
Subordinated Debt under this clause (b) shall not have a stated maturity prior to May 21, 2004.

     "Subsidiary" of any Person means any corporation, partnership, joint
      ----------
venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation or entity (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, joint venture, or other entity, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Taxes" has the meaning specified in Section 2.16(a).
      -----

     "Termination Date" means May 21, 2004, or the earlier date of termination
      ----------------
in whole of the Commitments pursuant to Section 2.06 or Section 7.01.

     "Termination Event" means (a) a "reportable event", as such term is
      -----------------
described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the
PBGC), or an event described in Section 4062(e) of ERISA, (b) the distribution of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA,
(c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (d) any other event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Transfer Letters" means, collectively, the letters in lieu of transfer
      ----------------
orders executed by the Borrower and any of the Guarantors executing a Mortgage in the form of the attached Exhibit F, as each of the same may be amended, modified or supplemented from time-to-time.

     "Union Bank" means Union Bank of California, N.A., a national banking
      ----------
association.

     "Unused Canadian Revolving Commitment" means, with respect to any Canadian
      ------------------------------------
Bank at any time, the lesser of (a) such Bank's Canadian Revolving Commitment at such time and (b) such Bank's Pro Rata Share of the Canadian Borrowing Base then in effect at such time minus, in each case the sum of (i) the aggregate
                       -----
outstanding principal amount of all Canadian Advances owed to such Bank at such time plus (ii) Face Amount of all BA Obligations purchased
                       ----
and/or accepted by such Bank (in its capacity as a Bank) outstanding at such time.

     "Unused U.S. Tranche A Commitment" means, with respect to any U.S. Bank at
      --------------------------------
any time, the lesser of (a) such Bank's U.S. Tranche A Commitment at such time and (b) such Bank's Pro Rata Share of the U.S. Borrowing Base then in effect at such time minus, in each case the sum of (i) the aggregate outstanding principal
          -----
amount of all U.S. Tranche A Advances owed to such Bank at such time plus (ii)
                                                                     ----
such Bank's Pro Rata Share of the aggregate Letter of Credit Obligations outstanding at such time.

     "Unused U.S. Tranche B Commitment" means, with respect to any U.S. Bank at
      --------------------------------
any time, such Bank's U.S. Tranche B Commitment at such time minus the aggregate
                                                             -----
outstanding principal amount of all U.S. Tranche B Advances owed to such Bank at such time.

     "U.S. Administrative Agent" means Union Bank in its capacity as U.S.
      -------------------------
Administrative Agent pursuant to Article VIII and any successor in such capacity pursuant to Section 8.06.

     "U.S. Bank" means each Bank listed under the heading "U.S. Banks" on
      ---------
Schedule II or identified as a U.S. Bank in the Assignment and Acceptance pursuant to which such Bank became a Bank, as the case may be, in each case in its capacity as such.

     "U.S. Borrower" means The Wiser Oil Company, a Delaware corporation.
      -------------

     "U.S. Borrowing" means either a U.S. Tranche A Borrowing or a U.S. Tranche
      --------------
B Borrowing.

     "U.S. Borrowing Base" means at any particular time, the Dollar amount
      -------------------
determined in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of the Obligors described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agents and the Banks pursuant to
Section 2.05.

     "U.S. Business Day" means a day (other than a Saturday or Sunday) of the
      -----------------
year on which banks are not required or authorized by law to close in Los Angeles, California and, if the applicable U.S. Business Day relates to any Eurodollar Rate Advance, on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

     "U.S. Cash Collateral Account" means an account established by the U.S.
      ----------------------------
Borrower with the U.S. Administrative Agent pursuant to the terms of this Agreement and designated as the "U.S. Cash Collateral Account".

     "U.S. Dollar Equivalent" of any Canadian Dollar amount means, on any date
      ----------------------
of determination, the U.S. Dollar equivalent of such Canadian Dollar amount determined by the U.S. Administrative Agent by using the quoted spot rate at which NBC's principal office in Toronto, Ontario offers to exchange U.S. Dollars for Canadian Dollars in Toronto at 11:00 a.m. (Los Angeles, California time) on such date, which determination shall be conclusive in the absence of manifest error, or if such principal office is not then quoting such a rate, then such rate as shown on page BOFC of the Reuters screen at such time on such date.

     "U.S. Domestic Lending Office" means, with respect to any U.S. Bank, the
      ----------------------------
office of such Bank specified as its "U.S. Domestic Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the U.S. Borrower and the U.S. Administrative Agent.

     "U.S. Tranche A Advance" means an advance by a U.S. Bank to the U.S.
      ----------------------
Borrower pursuant to Section 2.01(a) as part of a U.S. Tranche A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

     "U.S. Tranche A Borrowing" means a borrowing consisting of U.S. Tranche A
      ------------------------
Advances made on the same day by the U.S. Banks pursuant to Section 2.01(a).

     "U.S. Tranche A Commitment" means, with respect to any Bank at any time,
      -------------------------
the amount set forth opposite such Bank's name on Schedule II under the caption "U.S. Tranche A Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the U.S. Administrative Agent pursuant to Section 9.08(c) as such Bank's "U.S. Tranche A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06(f).

     "U.S. Tranche A Note" means a promissory note of the U.S. Borrower payable
      -------------------
to the order of any Bank, in substantially the form of Exhibit B-2, evidencing the aggregate indebtedness of the U.S. Borrower to such Bank resulting from the U.S. Tranche A Advances owing to such Bank.

     "U.S. Tranche B Advance" means an advance by a U.S. Bank to the U.S.
      ----------------------
Borrower pursuant to Section 2.01(b) as part of a U.S. Tranche B Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

     "U.S. Tranche B Borrowing" means a borrowing consisting of U.S. Tranche B
      ------------------------
Advances made on the same day by the U.S. Banks pursuant to Section 2.01(b).

     "U.S. Tranche B Commitment" means, with respect to any Bank at any time,
      -------------------------
the amount set forth opposite such Bank's name on Schedule II under the caption "U.S. Tranche B Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the U.S. Administrative Agent pursuant to Section 9.08(c) as such Bank's "U.S. Tranche B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06(f).

     "U.S. Tranche B Note" means a promissory note of the U.S. Borrower payable
      -------------------
to the order of any Bank, in substantially the form of Exhibit B-3, evidencing the aggregate indebtedness of the U.S. Borrower to such Bank resulting from the U.S. Tranche B Advances owing to such Bank.

     "Utilization Level" means the applicable category (being Level I, Level II
      -----------------
or Level III) of pricing criteria contained in Schedule I, which is based on the percentage of utilization of the lesser of the applicable Commitments and the applicable Borrowing Base.

     "Voting Stock" means capital stock issued by a corporation, or equivalent
      ------------
interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "WIC" means, collectively, Wiser Investment Company, LLC, Dimeling
      ---
Schrieber & Park, and their respective wholly-owned Subsidiaries.

     "Wiser Peru" means The Wiser Oil Company of Peru, Ltd., a Cayman Islands
      ----------
corporation.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of
      --------------------
Title IV of ERISA.

     (b   Computation of Time Periods.  In this Agreement in the computation of
          ---------------------------
periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     (c   Accounting Terms.  All accounting terms not specifically defined
          ----------------
herein shall be construed in accordance with GAAP; provided that, the effects of FASB 133 and the accounting rules thereunder shall be disregarded for the purpose of calculating compliance with Sections 6.14, 6.15 and 6.16 to the extent that such effects do not otherwise impact the cash position of the Borrowers and their consolidated Subsidiaries.

     (d   Types of Advances.   U.S. Tranche A Advances and U.S. Tranche B
          -----------------
Advances are distinguished by "U.S. Type." The "U.S. Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Base Rate Advance.

     (e   Miscellaneous.  The words "hereof", "herein" and "hereunder" and words
          -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,".

                                      02
                AMOUNTS AND TERMS OF THE ADVANCES AND DRAWINGS

     (a   The Advances; Drawings.
          ----------------------

          (i) Each U.S. Bank severally agrees, on the terms and conditions hereinafter set forth, to make U.S. Tranche A Advances in U.S. Dollars to the U.S. Borrower from time to time on any U.S. Business Day during the period from the date hereof until the Termination Date in an amount for each not to exceed such Bank's Unused U.S. Tranche A Commitment at such time. Each U.S. Tranche A Borrowing shall be in an aggregate amount of U.S. $1,000,000 or an integral multiple of U.S. $100,000 in excess thereof, except that a U.S. Tranche A Borrowing comprised of Base Rate Advances may be in an amount of U.S. $500,000 or an integral multiple of U.S. $100,000 in excess thereof, and shall consist of U.S. Tranche A Advances of the same U.S. Type made on the same day by the U.S. Banks ratably according to their respective U.S. Tranche A Commitments. Within the limits set forth herein, the U.S. Borrower may borrow, prepay pursuant to
Section 2.11 and reborrow under this Section 2.01(a).

          (ii) Each U.S. Bank severally agrees, on the terms and conditions hereinafter set forth, to make U.S. Tranche B Advances in U.S. Dollars to the U.S. Borrower from time to time on any U.S. Business Day during the period from the date hereof until the Termination Date in an amount for each not to exceed such Bank's Unused U.S. Tranche B Commitment at such time. Each U.S. Tranche B Borrowing shall be in an aggregate amount of U.S. $1,000,000 or an integral multiple of U.S. $100,000 in excess thereof, except that a U.S. Tranche B Borrowing comprised of Base Rate Advances may be in an amount of U.S. $500,000 or an integral multiple of U.S. $100,000 in excess thereof, and shall consist of U.S. Tranche B Advances of the same U.S. Type made on the same day by the U.S. Banks ratably according to their respective U.S. Tranche B Commitments. Within the limits set forth herein, the U.S. Borrower may borrow, prepay pursuant to
Section 2.11 and reborrow under this Section 2.01(b).

          (iii) Each Canadian Bank severally agrees, on the terms and conditions hereinafter set forth, to make Canadian Advances in Canadian Dollars to the Canadian Borrower from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date in an amount not to exceed such Bank's Unused Canadian Revolving Commitment at such time. Each Canadian Borrowing shall be in an aggregate amount of C$1,000,000 or an integral multiple of C$100,000 in excess thereof, and shall consist of Canadian Prime Rate Advances made on the same day by the Canadian Banks ratably according to their respective Canadian Revolving Commitments. Within the limits set forth herein, the Canadian Borrower may borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.01(c) or draw under Section 2.01(d).

          (iv) Each Canadian Bank having a Canadian Revolving Commitment that is able to complete and accept bankers' acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to accept Drafts (each Draft so accepted, a "Bankers' Acceptance") for the account of the Canadian Borrower, and to purchase such Bankers' Acceptances at the applicable Drawing Purchase Price from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined on the basis of the U.S. Dollar Equivalent thereof) for all such Bankers' Acceptances purchased by such Bank at the time of such Drawing not to exceed such Bank's Unused Canadian Revolving Commitment at such time. Each Canadian Bank having a Canadian Revolving Commitment that is unable to, or does not as a matter of public policy, complete and accept bankers' acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to purchase completed Drafts (which have not been and will not be accepted by such Bank or any other Person) (each, a "BA Equivalent Note") for the account of the Canadian Borrower at the applicable Drawing Purchase Price from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined on the basis of the U.S. Dollar Equivalent thereof) for all such BA Equivalent Notes purchased by such Bank at the time of such Drawing not to exceed such Bank's Unused Canadian Revolving Commitment at such time. Each Drawing shall be comprised solely of Canadian Dollars, shall be in an aggregate Face Amount which, together with any Canadian Prime Rate Advances made in connection with such Drawing, equals C$1,000,000 or an integral multiple of C$100,000 in excess thereof and shall consist of the creation and purchase of Tranche A Bankers' Acceptances or the purchase of Tranche A BA Equivalent Notes at or about the same time by the Canadian Banks ratably in accordance with their respective Canadian Revolving Commitments. Within the limits set forth herein, amounts drawn by the Canadian Borrower under this Section 2.01(d) and repaid from time to time may be redrawn by the Canadian Borrower under this Section 2.01(d) or borrowed under Section 2.01(c).

          (v) Notwithstanding any other provision in this Agreement, at no time shall there be more than eight Borrowings and Drawings outstanding; provided
                                                                    --------
that for the purposes of this Section 2.01(e), any one or more Base Rate Advances that are outstanding at any one time collectively shall count as a single Borrowing, and any one or more Canadian Prime Rate Advances that are outstanding at any one time collectively shall count as a single Borrowing.

     (b   Making the Advances.  (i)  Each U.S. Borrowing shall be made on
          -------------------
notice (a "Notice of U.S. Borrowing"), given not later than (i) 10:00 A.M. (Los Angeles, California time) on the date of a proposed U.S. Borrowing comprised of Base Rate Advances and (ii) 11:00 A.M. (Los Angeles, California time) on the third Business Day prior to the date of a proposed U.S. Borrowing comprised of Eurodollar Rate Advances, by the U.S. Borrower to the U.S. Administrative Agent, which shall give to each U.S. Bank prompt notice thereof by telecopier. Each Notice of U.S. Borrowing shall be by telecopier, in substantially the form of Exhibit G-1, specifying therein the requested (i) date of such U.S. Borrowing,
(ii) U.S. Type of Advances comprising such U.S. Borrowing (which shall be Base Rate Advances or Eurodollar Rate Advances), (iii) aggregate amount of such U.S. Borrowing, and (iv) if such U.S. Borrowing is to be comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. Each Bank shall, before 12:00 noon (Los Angeles, California time) on the date of such U.S. Borrowing, make available for the account of its Applicable Lending Office to the U.S. Administrative Agent at its address referred to in Section 9.02, in same day funds, such Bank's ratable portion of such U.S. Borrowing in U.S. Dollars. Promptly after (i) the U.S. Administrative Agent's receipt of such funds and (ii) fulfillment of the applicable conditions set forth in Article III (which fulfillment the U.S. Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the U.S. Administrative Agent will make such funds available to the U.S. Borrower at an account in the United States designated by the U.S. Borrower in the Notice of U.S. Borrowing or, if the U.S. Borrower does not so designate, the U.S. Administrative Agent's aforesaid address.

          (ii) Subject to Section 2.04, each Canadian Borrowing shall be made on notice (a "Notice of Canadian Borrowing"), given not later than 11:00 A.M. (Los Angeles, California time) on the first Canadian Business Day prior to the date of a proposed Canadian Borrowing, by the Canadian Borrower to the U.S. Administrative Agent, which shall give to each Canadian Bank and the Canadian Administrative Agent prompt notice thereof by telecopier. Each Notice of Canadian Borrowing shall be by telecopier, in substantially the form of Exhibit G-2, specifying therein the requested (i) date of such Canadian Borrowing, and
(ii) aggregate amount of such Canadian Borrowing. Each Bank shall, before 12:00 noon (Los Angeles, California time) on the date of such Canadian Borrowing, make available for the account of its Applicable Lending Office to the Canadian Administrative Agent at its address referred to in Section 9.02, in same day funds, such Bank's ratable portion of such Canadian Borrowing in Canadian Dollars. Promptly after (i) the Canadian Administrative Agent's receipt of such funds and (ii) fulfillment of the applicable conditions set forth in Article III (which fulfillment the Canadian Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the Canadian Administrative Agent will make such funds available to the Canadian Borrower at an account in Canada designated by the Canadian Borrower in the Notice of Canadian Borrowing or, if the Canadian Borrower does not so designate, the Canadian Administrative Agent's aforesaid address.

          (iii) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the U.S. Borrower shall indemnify each Bank against any loss, cost or expense actually incurred by such Bank as a result of any failure by the U.S. Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (iv) Unless the Administrative Agent to which a Notice of U.S. Borrowing or a Notice of Canadian Borrowing has been given shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to such Administrative Agent such Bank's ratable portion of such Borrowing, such Administrative Agent may assume that such Bank has made such portion available to such Administrative Agent on the date of such Borrowing in accordance with this Section 2.02 and such Administrative Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to such Administrative Agent, such Bank and the Borrower receiving such corresponding amount severally agree to repay to such Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank,
(a) if such Borrowing is a U.S. Borrowing, the Federal Funds Rate and (b) if such Borrowing is a Canadian Borrowing, the Canadian Interbank Rate. If such Bank shall repay to such Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for all purposes.

          (v) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

          (vi) The indebtedness of the U.S. Borrower to each U.S. Bank resulting from U.S. Tranche A Advances owing to such Bank shall be evidenced by a U.S. Tranche A Note payable to the order of such Bank in substantially the form of Exhibit B-2. The indebtedness of the U.S. Borrower to each U.S. Bank resulting from U.S. Tranche B Advances owing to such Bank shall be evidenced by a U.S. Tranche B Note payable to the order of such Bank in substantially the form of Exhibit B-3. The indebtedness of the Canadian Borrower to each Canadian Bank resulting from Canadian Advances owing to such Bank shall be evidenced by a Canadian Note payable to the order of such Bank in substantially the form of Exhibit B-1.

     (c)  Letters of Credit.
          -----------------

          (i)    Commitment.  From time to time from the date of this Agreement
                 ----------
until the Termination Date, at the request of the U.S. Borrower, the Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the expiration date of Letters of Credit for the account of the U.S. Borrower on any U.S. Business Day. No Letter of Credit shall be issued, increased, or extended:

                 (1) unless such issuance, increase, or extension would not cause the Letter of Credit Exposure to exceed the lesser of (A) $2,500,000 or (B) the Unused U.S. Tranche A Commitment;

                 (2) unless such Letter of Credit has an expiration date not later than the earlier of (A) 12 months after the date of issuance thereof (or, if extendable beyond such period, unless such Letter of Credit is cancelable upon at least 30 days' notice given by the Issuing Bank to the beneficiary of such Letter of Credit) and (B) the Termination Date;

                 (3) unless such Letter of Credit Documents are in form and substance acceptable to the Issuing Bank in its sole discretion;

                 (4) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; and

                 (5) unless the Borrower has delivered to the Issuing Bank a completed and executed Letter of Credit Application.

          (ii)   Participations.  Upon the date of the issuance or increase of a
               --------------
Letter of Credit, the Issuing Bank shall be deemed to have sold to each other U.S. Bank having a U.S. Tranche A Commitment and each other U.S. Bank having a U.S. Tranche A Commitment shall have been deemed to have purchased from the Issuing Bank a participation in the related Letter of Credit Obligations equal to such U.S. Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Bank shall promptly notify each such participant U.S. Bank by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Bank's participation in such Letter of Credit.

          (iii)  Issuing.  Each Letter of Credit shall be issued, increased, or
                 -------
extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given not later than 11:00 a.m. (Los Angeles, California, time) on the fifth Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the U.S. Administrative Agent shall give to each U.S. Bank having a U.S. Tranche A Commitment prompt notice of thereof by telex, telephone, or telecopy. Each Letter of Credit Application shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein. After the U.S. Administrative Agent's receipt of such Letter of Credit Application and upon fulfillment of the applicable conditions set forth in
Article III, the U.S. Administrative Agent shall issue, increase, or extend such Letter of Credit for the account of the U.S. Borrower. Each Letter of Credit Application shall be irrevocable and binding on the U.S. Borrower.

          (iv)   Reimbursement.  The U.S. Borrower hereby agrees to pay on
                 -------------
demand to the Issuing Bank an amount equal to any amount paid by the Issuing Bank under any Letter of Credit. In the event the Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the U.S. Borrower upon demand, the Issuing Bank shall give the U.S. Administrative Agent notice of the U.S. Borrower's failure to make such reimbursement and the U.S. Administrative Agent shall promptly notify each U.S. Bank of the amount necessary to reimburse the Issuing Bank. Upon such notice from the U.S. Administrative Agent, each U.S. Bank shall promptly reimburse the Issuing Bank for such U.S. Bank's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be a U.S. Tranche A Advance to the U.S. Borrower transferred at the U.S. Borrower's request to the Issuing Bank. If such reimbursement is not made by any U.S. Bank to the Issuing Bank on the same day on which the U.S. Administrative Agent notifies such U.S. Bank to make reimbursement to the Issuing Bank hereunder, such U.S. Bank shall pay interest on its Pro Rata Share thereof to the Issuing Bank at a rate per annum equal to the Federal Funds Rate. The U.S. Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the U.S. Administrative Agent and the U.S. Banks to record and otherwise treat such reimbursements to the Issuing Bank as Base Rate Advances under a U.S. Tranche A Borrowing requested by the U.S. Borrower to reimburse the Issuing Bank which have been transferred to the Issuing Bank at the U.S. Borrower's request.

          (v)    Obligations Unconditional.  The obligations of the U.S.
                 -------------------------
Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (1) any lack of validity or enforceability of any Letter of Credit Documents;

                 (2) any amendment or waiver of, or any consent to, departure from any Letter of Credit Documents;

                 (3) the existence of any claim, set-off, defense, or other right which the U.S. Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction; or

                 (4) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Bank would not be liable therefor pursuant to the following paragraph (f); or

                 (5) payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit.

          (vi)   Liability of Issuing Bank.  The U.S. Borrower assumes all risks
                 -------------------------
of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such

Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                 (1) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                 (2) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

                 (3) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                 (4) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE),

except that the U.S. Borrower shall have a claim against the Issuing Bank, and
------
the Issuing Bank shall be liable to the U.S. Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the U.S. Borrower which the U.S. Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (vii)  U.S. Cash Collateral Account.
                 ----------------------------

                 (1) If the U.S. Borrower is required to deposit funds in the U.S. Cash Collateral Account pursuant to Sections 2.11, 2.12, 7.02(b), or 7.03(b), then the U.S. Borrower and the U.S. Administrative Agent shall establish the U.S. Cash Collateral Account and the U.S. Borrower shall execute any documents and agreements, including the U.S. Administrative Agent's standard form assignment of deposit accounts, that the U.S. Administrative Agent requests in connection therewith to establish the U.S. Cash Collateral Account and grant the U.S. Administrative Agent a first priority security interest in such account and the funds therein. The U.S. Borrower hereby pledges to the U.S. Administrative Agent and grants the U.S. Administrative Agent a security interest in the U.S. Cash Collateral Account, whenever established, all funds held in the U.S. Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                 (2) So long as no Event of Default Exists, (A) the U.S. Administrative Agent may apply the funds held in the U.S. Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the U.S. Administrative Agent shall release to the U.S. Borrower at the U.S. Borrower's written request any funds held in the U.S. Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the U.S. Cash Collateral Account over the sum of the deposits to the U.S. Cash Collateral Account required under Section 2.12 plus the Letter of Credit Exposure. During the existence of any Event of
     ----
     Default, the U.S. Administrative Agent may apply any funds held in the U.S. Cash Collateral Account to the Obligations in any order determined by the U.S. Administrative Agent, regardless of any Letter of Credit Exposure which may remain outstanding. The U.S. Administrative Agent may in its sole discretion at any time release to the U.S. Borrower any funds held in the U.S. Cash Collateral Account.

                 (3) The U.S. Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the U.S. Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the U.S. Administrative Agent accords its own property, it being understood that the U.S. Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     (d)  Drawings of BA Obligations.  (i) Each Drawing shall be made on notice,
          --------------------------
given not later than 11:00 a.m. (Los Angeles, California time) on the third Canadian Business Day prior to the date of the proposed Drawing, by the Canadian Borrower to the U.S. Administrative Agent, which shall give the Canadian Administrative Agent and each Canadian Bank prompt notice thereof by telecopier. Each notice of a Drawing (a "Notice of Drawing") shall be by telecopier, in substantially the form of Exhibit I, specifying therein the requested (i) date of such Drawing (which shall be a Canadian Business Day), (ii) aggregate Face Amount of such Drawing, and (iii) the Maturity Date for each BA Obligation comprising part of such Drawing (which shall be identical for each Canadian
Bank). Each Draft and BA Equivalent Note in connection with any requested Drawing (A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. In the event that the Face Amount of any Drawing requested by the Canadian Borrower pursuant to any Notice of Drawing is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of C$100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank
                                                --------
shall be required to purchase any Bankers Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Canadian Revolving Commitment. Each such Canadian Bank shall fund any portion of its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Borrower Advance made pursuant to Section 2.01(b). Each Canadian Bank shall, before 12:00 noon (Los Angeles, California time) on the date of each Drawing, (1) in the case of each Canadian Bank able to complete and accept bankers' acceptances in Canada, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price, or (2) in the case of each Canadian Bank that is not able to complete and accept bankers' acceptances in Canada, complete one or more BA Equivalent Notes in accordance with the related Notice of Drawing and purchase such completed BA Equivalent Notes for the Drawing Purchase Price, and, in any case, shall, before 12:00 noon (Los Angeles, California time) on such date, make available for the account of its Applicable Lending Office to the Canadian Administrative Agent at its address referenced to in Section 9.02, in same day funds, the Drawing Purchase Price payable by such Bank for such Drawing less the Drawing Fee payable to such Bank with respect thereto under Section 2.08(d). Promptly after the fulfillment of the applicable conditions set forth in Article III (which fulfillment the Canadian Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the Canadian Administrative Agent will make the funds it has received from the Canadian Banks available to the Canadian Borrower at an account in Canada designated by the Canadian Borrower in the Notice of Canadian Borrowing or, if the Canadian Borrower does not so designate, the Canadian Administrative Agent's aforesaid address.

          (ii) Anything in Section 2.04(a) to the contrary notwithstanding, the Canadian Borrower may not select a Drawing if the obligation of the Canadian Banks to purchase Bankers' Acceptances shall then be suspended pursuant to
Section 2.04(d), Section 2.10 or Section 2.18.

          (iii) Each Notice of Drawing shall be irrevocable and binding on the Canadian Borrower. In the case of any proposed Drawing, the Canadian Borrower shall indemnify each Canadian Bank against any loss, cost or expense actually incurred by such Bank as a result of any failure by the Canadian Borrower to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Drawing Purchase Price to be paid by such Bank as part of such Drawing when, as a result of such failure, such Drawing is not made on such date.

          (iv) (1) If, with respect to any proposed Drawing, the Canadian Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Banks creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the Canadian Borrower and the Canadian Banks thereof, (A) the Drawing requested therein shall not be made and the Notice of Drawing with respect to such proposed Drawing shall be deemed to be a Notice of Canadian Borrowing requesting a Canadian Borrowing in an amount equal to the requested Face Amount of such Drawing and
(B) the right of the Canadian Borrower to request a Drawing, and the obligation of the Canadian Banks to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes, shall be suspended until the Canadian Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist.

                 (2) Upon the occurrence and during the continuance of any Event of Default, the obligation of the Canadian Banks to purchase and/or accept BA Obligations, and the right of the Canadian Borrower to request a Drawing, shall be suspended.

          (v) Unless the Canadian Administrative Agent shall have received notice from a Canadian Bank prior to the date of any Drawing that such Bank will not make available to it such Bank's ratable share of such Drawing in accordance with Section 2.04(a), such Administrative Agent may assume that such Bank has made such ratable share available to it on the date of such Drawing in accordance with Section 2.04(a) and such Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that any such Bank shall not have so made such ratable share available to the Canadian Administrative Agent, such Bank and the Canadian Borrower severally agree to repay to the Canadian Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Canadian Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of the Canadian Borrower, a rate per annum equal to the annual yield resulting from application of the Bankers' Acceptance Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Bank, the Canadian Interbank Rate.
If such Bank shall pay to the Canadian Administrative Agent such corresponding amount, such amount so paid shall constitute such Bank's BA Obligation as part of such Drawing for all purposes under this Agreement.

          (vi) To enable the Canadian Banks to create Bankers' Acceptances or to complete BA Equivalent Notes in accordance with Section 2.01(d) and this
Section 2.03, the Canadian Borrower shall supply each Canadian Bank, (i) upon the Canadian Borrower's execution of this Agreement, with such number of Drafts and signed blank BA Equivalent Notes provided to the Canadian Borrower by the Canadian Administrative Agent as the Canadian Administrative Agent may reasonably request and (ii) after the date hereof, such number of Drafts and signed blank BA Equivalent Notes provided to the Canadian Borrower by the Canadian Administrative Agent as the Canadian Administrative Agent may from time to time reasonably request, in each case duly endorsed and executed on behalf of the Canadian Borrower by any one or more of its duly authorized officers. Each Canadian Bank shall exercise such care in the custody and safekeeping of any Drafts and BA Equivalent Notes in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrower on Drafts and BA Equivalent Notes may be mechanically reproduced in facsimile and Bankers' Acceptances and BA Equivalent Notes bearing such facsimile signatures shall be binding upon the Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or BA Equivalent Note as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Bank hereunder or at any time thereafter, any Draft or Bankers' Acceptance or BA Equivalent Note so signed shall be valid and binding upon, and enforceable against, the Canadian Borrower.

          (vii) Bankers' Acceptances purchased by a Canadian Bank in accordance with the terms of Section 2.01(d), Section 2.03 or Section 2.19 may, in such Bank's sole discretion, be held by such Bank for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

          (viii) The failure of any Canadian Bank to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Canadian Bank of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing, but no Canadian Bank shall be responsible for the failure of any other Canadian Bank to fund the Drawing Purchase Price to be funded by such other Canadian Bank on the date of any Drawing.

          (ix)   Canadian Cash Collateral Account.
                 --------------------------------

                 (1) If the Canadian Borrower is required to deposit funds in the Canadian Cash Collateral Account pursuant to Sections 2.11, 2.13, 2.18, 7.02(b), or 7.03(b), then the Canadian Borrower and the Canadian Administrative Agent shall establish the Canadian Cash Collateral Account and the Canadian Borrower shall execute any documents and agreements, including the Canadian Administrative Agent's standard form assignment of deposit accounts, that the Canadian Administrative Agent requests in connection therewith to establish the Canadian Cash Collateral Account and grant the Canadian Administrative Agent a first priority security interest in such account and the funds therein. The Canadian Borrower hereby pledges to the Canadian Administrative Agent and grants the Canadian Administrative Agent a security interest in the Canadian Cash Collateral Account, whenever established, all funds held in the Canadian Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                 (2) So long as no Event of Default Exists, (A) the Canadian Administrative Agent may apply the funds held in the Canadian Cash Collateral Account only to the reimbursement of any BA Obligations, and (B) the Canadian Administrative Agent shall release to the Canadian Borrower at the Canadian Borrower's written request any funds held in the Canadian Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Canadian Cash Collateral Account over the sum of the amounts required to be deposited in the Canadian Cash Collateral Account pursuant to Section 2.13 plus the BA Obligations. During the existence of
                              ----
     any Event of Default, the Canadian Administrative Agent may apply any funds held in the Canadian Cash Collateral Account to the Obligations in any order determined by the Canadian Administrative Agent, regardless of any Letter of Credit Exposure which may remain outstanding. The Canadian Administrative Agent may in its sole discretion at any time release to the Canadian Borrower any funds held in the Canadian Cash Collateral Account.

                 (3) The Canadian Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Canadian Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Canadian Administrative Agent accords its own property, it being understood that the Canadian Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     (e)  Borrowing Bases.
          ---------------

          (i)    Initial Borrowing Base.  The respective Borrowing Bases to be
                 ----------------------
in effect as of any day during the period beginning as of the date of this Agreement and continuing thereafter until the first redetermination of the Borrowing Bases pursuant to this Section 2.05 have been set by the Administrative Agent and the Banks and acknowledged by the Borrowers as (i) with respect to the U.S. Borrowing Base, U.S. $10,000,000, and (ii) with respect to the Canadian Borrowing Base, an amount expressed in Canadian Dollars which is the then Canadian Dollar Equivalent on such day of U.S. $20,000,000

          (ii)   Calculation of Borrowing Bases.
                 ------------------------------

                 (1) The Borrowers shall deliver to the Administrative Agents and each of the Banks on or before each March 31, beginning March 31, 2002, an Independent Engineering Report and such other information as may be reasonably requested by any Bank with respect to the Oil and Gas Properties included or to be included in the Borrowing Bases. Within 30 days after the Administrative Agents' and the Banks' receipt of such Independent Engineering Report and other information, the Administrative Agents shall deliver to each Bank the Administrative Agents' recommendation for the redetermined U.S. Borrowing Base and the Canadian Borrowing Base. Within 15 days after the Banks' receipt of the Administrative Agents' recommendation, the Administrative Agents and the Banks shall redetermine the U.S. Borrowing Base and the Canadian Borrowing Base in accordance with Section 2.05(d) and the Administrative Agents shall promptly notify the Borrowers in writing of the amount of the Borrowing Bases as so redetermined.

                 (2) The Borrowers shall deliver to the Administrative Agents and each Bank on or before each September 30, beginning September 30, 2001, an Internal Engineering Report and such other information as may be reasonably requested by the Administrative Agents or any Bank with respect to the Oil and Gas Properties included or to be included in the Borrowing Bases. Within 30 days after the Administrative Agents and the Banks' receipt of such Internal Engineering Report and other information, the Administrative Agents shall deliver to each Bank the Administrative Agents' recommendation for the redetermined Borrowing Base. Within 15 days after the Banks' receipt of the Administrative Agents' recommendation, the Administrative Agents and the Banks shall redetermine the Borrowing Base in accordance with Section 2.05(d) and the Administrative Agents shall promptly notify the Borrowers in writing of the amount of the Borrowing Bases as so redetermined.

                 (3) In the event that the Borrowers do not furnish to the Administrative Agents and the Banks the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the

     Administrative Agents and the Banks may nonetheless redetermine the Borrowing Bases and redesignate the Borrowing Bases from time-to-time thereafter in their sole discretion until the Administrative Agents and the Banks receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agents and the Banks shall redetermine the Borrowing Bases as otherwise specified in this Section 2.05.

                 (4) Each delivery of an Engineering Report by the Borrowers to the Administrative Agents and the Banks shall constitute a representation and warranty by the Borrowers to the Administrative Agents and the Banks that (A) the Borrowers and the other Obligors, as applicable, own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report each Collateral described as "proved developed" therein was developed for oil and gas, and the wells pertaining to such Collateral that are described therein as producing wells ("Wells"), were each producing oil and gas in
                                  -----
     paying quantities, except for Wells that were unitized as water or gas injection wells or as water disposal wells.

          (iii)  Interim Redeterminations.
                 ------------------------

                 (1) In addition to the Borrowing Base redeterminations provided for in Section 2.05(b), the Administrative Agents and the Banks may, either in their sole discretion or at the request of the Borrowers and based on such information as the Administrative Agents and the Banks deem relevant (but in accordance with Section 2.05(d)), make one additional redetermination of the Borrowing Bases during any 12-month period. The party requesting the redetermination shall give the other party at least 10 days' prior written notice that a redetermination of the Borrowing Bases pursuant to this paragraph (c) is to be performed.

                 (2) In addition to the optional interim Borrowing Base redeterminations provided for in the preceding clause (i), the Administrative Agents and the Banks may also redetermine the Borrowing Bases on or after the 45th day following the acquisition by the Obligors, using the proceeds of a U.S. Tranche B Borrowing, of any Oil and Gas Properties (or the acquisition of such Obligor of at least 50.1% of the capital stock (or other ownership interests) of any Person owning Oil and Gas Properties) for which the consideration paid by such Obligor exceeds U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) in the aggregate.

                 (3) In connection with any redetermination of the Borrowing Base under this Section 2.05(c), the Borrowers shall provide the Administrative Agents and the Banks with such information regarding the Borrowers and the other Obligors' business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agents or any Bank may request, including, in the case of requests for an increase to the Borrowing Base of U.S. $1,000,000.00 (or the Canadian Dollar Equivalent thereof) or more, an updated Independent Engineering Report. The Administrative Agents shall promptly notify the Borrowers in writing of each redetermination of the Borrowing Bases pursuant to this Section 2.05(c) and the amount of the Borrowing Bases as so redetermined.

          (iv)   Standards for Redetermination.  Each redetermination of the
                 -----------------------------
Borrowing Bases by the Administrative Agents and the Banks pursuant to this
Section 2.05 shall be made (i) in the sole discretion of the Administrative Agents and the Banks (but in accordance with the other provisions of this Section 2.05(d)), (ii) in accordance with the Administrative Agents' and the Banks' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agents and the Banks relating to the Proven Reserves of the Borrowers and the other Obligors, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrowers and the other Obligors as determined by the Administrative Agents and the Banks. In valuing and redetermining the Borrowing Bases, the Administrative Agents and the Banks may also consider the business, financial condition, and Indebtedness obligations of the Borrowers and the other Obligors and such other factors as the Administrative Agents and the Banks customarily deem appropriate. In that regard, the Borrowers acknowledge that the determination of the Borrowing Bases contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agents and the Banks. At all times after the Administrative Agents have given the Borrowers notification of a redetermination of the Borrowing Bases under this Section 2.05, the Borrowing Bases shall be equal to the redetermined amounts or such lesser amounts designated by the Borrowers and disclosed in writing to the Administrative Agents and the Banks until the Borrowing Bases are subsequently redetermined in accordance with this Section 2.05.

          (v) Asset Sales.  The Borrowing Base shall automatically reduce by the
              -----------
loan value assigned to each Oil and Gas Property in the Borrowing Bases and sold by the Borrowers or the other Obligors.

     (f)  Fees; Reduction of Commitments.  (i) The U.S. Borrower agrees to pay
          ------------------------------
to the U.S. Administrative Agent for the account of each U.S. Bank having a U.S. Tranche A Commitment a commitment fee on the average daily Unused U.S. Tranche A Commitment of such U.S. Bank. The U.S. Borrower agrees to pay to the U.S. Administrative Agent for the account of each U.S. Bank having a U.S. Tranche B Commitment a commitment fee on the average daily Unused U.S. Tranche B Commitment of such U.S. Bank. The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Bank having a Canadian Revolving Commitment a commitment fee on the average daily Unused Canadian Revolving Commitment of such Canadian Bank. In each case payment of commitment fees will be in respect of the relevant Bank's Unused U.S. Tranche A Commitment, Unused U.S. Tranche B Commitment, or Unused Canadian Revolving Commitment from the date hereof in the case of each Bank listed on the signature pages hereof, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing June 30, 2001, and on the Termination Date, at a rate per annum equal to the Commitment Fee Rate in effect from time to time.

          (ii) The U.S. Borrower agrees to pay to the U.S. Administrative Agent for the account of the Banks in connection with any incremental increase of the sum of the U.S. Borrowing Base and the U.S. Dollar Equivalent of the Canadian Borrowing Base to an amount that exceeds the level of the sum of the U.S. Borrowing Base and the U.S. Dollar Equivalent of the Canadian Borrowing Base then in effect (such sum being referred to herein as the "Aggregate Borrowing Base Amount"), a Borrowing Base increase fee on the amount of such incremental increase. The Borrowing Base increase fee shall be in an amount equal to .50% multiplied by the amount of the incremental increase to the extent, but only to the extent that such incremental increase amount exceeds the level of the Aggregate Borrowing Base Amount then in effect at such time, such Borrowing Base increase fee to be due and payable on the date that the increase to the Aggregate Borrowing Base Amount becomes effective. Notwithstanding the foregoing, no such Borrowing Base increase fee shall be due and payable in connection with any increase in the Aggregate Borrowing Base Amount to the extent that such increase does not result in the Aggregate Borrowing Base Amount exceeding U.S. 40,000,000.

          (iii) Each Borrower agrees to pay to the Administrative Agents, for their sole accounts, such fees as have been agreed to in a separate fee letter dated May 21, 2001 among the Administrative Agents and the Borrowers.

          (iv) In addition to interest on the Notes as provided herein and other fees payable hereunder, the U.S. Borrower agrees to pay to the U.S. Administrative Agent, for the account of the U.S. Banks having a U.S. Tranche A Commitment, on the date of issuance or renewal of each Letter of Credit, a non-refundable Letter of Credit fee equal to the greater of (a) U.S. $500 or (b) the per annum Applicable Margin rate for Eurodollar Rate Advances then in effect, on the face amount of such Letter of Credit and for the period for which such Letter of Credit is issued or renewed. The Borrowers also agree to pay on demand to the Issuing Bank, for its own account as the issuer of the Letters of Credit, its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

          (v) The U.S. Borrower shall have the right, upon at least three U.S. Business Days' notice to the U.S. Administrative Agent from the U.S. Borrower, to terminate in whole or reduce in part the Unused U.S. Tranche A Commitments or the U.S. Tranche B Commitments; provided that (i) each partial
                                               --------
reduction shall be in the aggregate amount of U.S. $500,000 or an integral multiple of U.S. $100,000 in excess thereof, (ii) each termination or partial reduction of the Unused U.S. Tranche A Commitments shall reduce ratably the U.S. Tranche A Commitments of the U.S. Banks by an aggregate amount equal to the amount of such termination or partial reduction, and (iii) each termination or partial reduction of the Unused U.S. Tranche B Commitments shall reduce ratably the U.S. Tranche B Commitments of the U.S. Banks by an aggregate amount equal to the amount of such termination or partial reduction. The Canadian Borrower shall have the right, upon at least three Canadian Business Days' notice to the Canadian Administrative Agent from the Canadian Borrower, to terminate in whole or reduce in part the Unused Canadian Revolving Commitments; provided that (i)
                                                             --------
each partial reduction shall be in the aggregate amount of Canadian C$1,000,000 or an integral multiple of Canadian C$100,000 in excess thereof, and (ii) each termination or partial reduction of the Unused Canadian Revolving Commitments shall reduce ratably the Canadian Revolving Commitments of the Canadian Banks by an aggregate amount equal to the amount of such termination or partial reduction. Any such termination or reduction shall be permanent.

     (g)  Repayment of Obligations.  (i) The U.S. Borrower shall repay the
          ------------------------
principal amount of each U.S. Tranche A Advance owing to each U.S. Bank having a U.S. Tranche A Commitment on May 21, 2004 or on such earlier date as may be applicable pursuant hereto. The U.S. Borrower shall repay the principal amount of each U.S. Tranche B Advance owing to each U.S. Bank having a U.S. Tranche B Commitment on May 21, 2004 or on such earlier date as may be applicable pursuant hereto. The Canadian Borrower shall repay the principal amount of each Canadian Tranche A Advance owing to each Canadian Bank having a Canadian Tranche A Commitment on May 21, 2004 or on such earlier date as may be applicable pursuant hereto. The Canadian Borrower shall repay the principal amount of each Canadian Tranche B Advance owing to each Canadian Bank having a Canadian Tranche B Commitment on May 21, 2004 or on such earlier date as may be applicable pursuant hereto.

          (ii) The Canadian Borrower shall, subject to Sections 2.21(a) and 2.21(b), pay to the Canadian Administrative Agent for the ratable account of the Canadian Banks on the Maturity Date of any BA Obligations an amount equal to the sum of (1) the aggregate Face Amount of all such BA Obligations maturing on such date and (2) the aggregate principal amount of all Canadian Prime Rate Advances made pursuant to Section 2.04(a) or Section 2.21 in connection with the Drawing of such BA Obligations. Any payment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.07(b) shall, to the extent of such payment, satisfy the obligations of the Canadian Borrower under the BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Bank that has accepted such Bankers' Acceptance shall, to the extent of such payment to such Bank, thereafter be solely responsible for the payment thereof.

          (iii) The Canadian Borrower shall, on each Canadian Business Day on which notice is given by the U.S. Administrative Agent that a prepayment under this Section 2.07(c) is required, prepay (ratably among the Canadian Banks) an aggregate principal amount (or an aggregate Face Amount) of the Credit Extensions outstanding to the Canadian Borrower comprising part of the same Borrowings or Drawings, as the case may be, equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Advances outstanding to the Canadian Borrower plus (y) the aggregate Face Amount of the BA Obligations then
                  ----
outstanding exceeds (B) the aggregate Canadian Revolving Commitments of the Canadian Banks on such Business Day (after giving effect to any permanent reduction thereof on or prior to such Business Day pursuant to Section 2.06(f)).

     (h)  Interest; Drawing Fees.  (i) The U.S. Borrower shall pay interest on
          ----------------------
the unpaid principal amount of each U.S. Tranche A Advance and each U.S. Tranche B Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (1) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time
                       ----
     for Base Rate Advances, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

                 (2) During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for Eurodollar Rate
     ----
     Advances, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.

          (ii) The Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Advance from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus the
                                                                        ----
Applicable Margin in effect from time to time for Canadian Prime Rate Advances, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Canadian Prime Rate Advance shall be Converted or paid in full.

          (iii) The U.S. Borrower shall pay interest, to the fullest extent permitted by law, on the amount of any interest, fee, cost or other obligation (other than principal of Advances) payable hereunder by it that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum. The Canadian Borrower shall pay
                         ----
interest, to the fullest extent permitted by law, on the amount of any interest, fee, cost or other obligation (other than principal of Advances) payable hereunder by it that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus 2%
                                                                        ----
per annum.

          (iv) The Canadian Borrower shall, on the date of each Drawing of, on the date of any Conversion into, and on the date of each renewal of any outstanding, BA Obligations, pay to the Canadian Administrative Agent, in Canadian Dollars, for the ratable account of the Canadian Banks accepting Drafts and purchasing Bankers' Acceptances or BA Equivalent Notes, the Drawing Fee with respect to such BA Obligations. The Canadian Borrower irrevocably authorizes each such Bank to deduct the Drawing Fee payable with respect to each BA Obligation of such Bank from the Drawing Purchase Price payable by such Bank in respect of such BA Obligation in accordance with Section 2.04 and to apply such amount so withheld to the payment of such Drawing Fee for the account of the Canadian Borrower and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, the Canadian Borrower's obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

     (i)  Additional Interest on Eurodollar Rate Advances.  The U.S. Borrower
          -----------------------------------------------
shall pay to each U.S. Bank, so long as such U.S. Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including

Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Advance of such U.S. Bank during such periods as such Advance is a Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage (expressed as a decimal) equal to 100% minus the Eurodollar Rate Reserve Percentage of such U.S. Bank for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such U.S. Bank and notified to the U.S. Borrower through the U.S. Administrative Agent.

     (j)  Interest Rate Determination.  (i)  The U.S. Administrative Agent shall
          ---------------------------
give prompt notice to the U.S. Borrower and the U.S. Banks of the applicable interest rate determined by the U.S. Administrative Agent for purposes of
Section 2.08(a)(ii). The Canadian Administrative Agent shall give prompt notice to the Canadian Borrower and the Canadian Banks of each Bankers' Acceptance Rate determined by such Administrative Agent for purposes hereof.

          (ii) If the U.S. Administrative Agent shall be unable to determine the Eurodollar Rate for any Eurodollar Rate Advances:

                 (1) the U.S. Administrative Agent shall forthwith notify the U.S. Borrower and the U.S. Banks that the interest rate cannot be determined for such Eurodollar Rate Advances,

                 (2) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (3) the obligation of the U.S. Banks to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the U.S. Administrative Agent shall notify the U.S. Borrower and the U.S. Banks that the circumstances causing such suspension no longer exist (which the U.S. Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

          (iii) If the Canadian Administrative Agent shall be unable to determine the Bankers' Acceptance Rate for any BA Obligations:

                 (1) the Canadian Administrative Agent shall forthwith notify the Canadian Borrower and the Canadian Banks that the interest rate cannot be determined for such BA Obligations, and

                 (2) the obligation of the Canadian Banks to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes, or to Convert Canadian Prime Rate Advances into BA Obligations, as the case may be, shall be suspended until the Canadian Administrative Agent shall notify the Canadian Borrower and the Canadian Banks that the circumstances causing such suspension no longer exist (which the Canadian

     Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

          (iv) If, with respect to any Eurodollar Rate Advances, the Required Banks notify the U.S. Administrative Agent (A) that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period or (B) that U.S. Dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, the U.S. Administrative Agent shall forthwith so notify the U.S. Borrower and the U.S. Banks, whereupon

                 (1) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (2) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the U.S. Administrative Agent shall notify the U.S. Borrower and the U.S. Banks that the circumstances causing such suspension no longer exist (which the U.S. Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

          (v) If the U.S. Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the U.S. Administrative Agent will forthwith so notify the U.S. Borrower and the U.S. Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (vi) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Period (whether comprising one or more Borrowings) shall be reduced, by payment or prepayment or otherwise, to less than U.S. $1,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the U.S. Borrower to Convert such Advances into Eurodollar Rate Advances, shall terminate, unless when combined with other Base Rate Advances such Conversion meets the requirements of Section 2.19.

          (vii) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     (k)  Optional Prepayments.  (i) Neither Borrower shall have any right to
          --------------------
prepay (other than prepayments required herein) any principal amount of any Advance other than as provided in this Section 2.11. The U.S. Borrower may, upon notice given to the U.S. Administrative Agent before 11:00 A.M. (Los Angeles, California time) on the first Business Day prior to the date of prepayment in the case of Base Rate Advances or upon at least three Business Days' notice to the U.S. Administrative Agent in the case of Eurodollar Rate Advances, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the U.S. Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same U.S. Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial
                                            --------
prepayment shall be in an aggregate principal amount of U.S. $1,000,000 (or, in the case of a partial prepayment of a Borrowing comprised of Base Rate Advances, U.S. $500,000) or an integral multiple of U.S. $100,000 in excess thereof, and after giving effect thereto no U.S. Borrowing then outstanding shall have a principal amount of less than U.S. $1,000,000 (or, in the case of a Borrowing comprised of Base Rate Advances, U.S. $500,000); and (y) in the case of any such prepayment of a Eurodollar Rate Advance, the U.S. Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 9.04(b). The Canadian Borrower may, upon notice given to the Canadian Administrative Agent before 11:00 A.M. (Los Angeles, California time) on the first Business Day prior to the date of prepayment stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Canadian Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Canadian Borrowing in whole or ratably in part or the Canadian Prime Rate Advances made pursuant to Section 2.04 or
Section 2.21 in whole, in each case together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that, except in the
                                                    --------
case of prepayments of the Canadian Prime Rate Advances made on any date pursuant to Section 2.04 or Section 2.21, each partial prepayment shall be in an aggregate principal amount of C$1,000,000 or, except in connection with a reduction of the Commitments under Section 2.06, an integral multiple of C$100,000 in excess thereof; provided, further, that, after giving effect
                             --------  -------
thereto no Canadian Borrowing then outstanding shall have a principal amount of less than C$100,000. BA Obligations may not be prepaid at any time except as required by Section 2.07.

          (ii) Each prepayment pursuant to Section 2.11(a) or Section 2.07(c) shall be allocated to the Advances or BA Obligations outstanding to the Borrower making such prepayment and shall be applied to such Advances or BA Obligations as directed by such Borrower so long as no Event of Default has occurred and is continuing on the date of such prepayment and, if an Event of Default has occurred and is continuing or such Borrower has not specified the application of any such prepayment, shall be applied:

                 (1) in the case of Advances outstanding to the U.S. Borrower,

     first to prepay (ratably among the Banks holding such Advances) U.S.
     -----
     Borrower Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and second deposited in the U.S. Cash
                                               ------
     Collateral Account to cash collateralize 100% of the Letters of Credit Exposure then outstanding. Upon the expiration date of any Letter of Credit for which funds are on deposit in the U.S. Cash Collateral Account, such funds shall, if no Default or Event of Default shall have occurred and be continuing, be returned to the U.S. Borrower; and

                 (2) in the case of Advances outstanding to the Canadian Borrower or BA Obligations, first to prepay (ratably among the Banks
                                 -----
     holding such Advances) Canadian Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and second
                                                                      ------
     deposited in the Canadian Cash Collateral Account to cash collateralize 100% of the Face Amount of all BA Obligations then outstanding. Upon the

     Maturity Date of any BA Obligation, for which funds are on deposit in the Canadian Cash Collateral Account, such funds shall be applied to reimburse the relevant Canadian Banks.

          (iii) Any prepayment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.11 shall, upon the application thereof at the applicable Maturity Date therefor, satisfy, to the extent of such application, the obligations of the Canadian Borrower under such BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Bank that has accepted such Bankers' Acceptance shall thereafter, to the extent of such application, be solely responsible for the payment thereof.

          (iv) All prepayments under this Section 2.11 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment made under this Section 2.11 on account of Eurodollar Rate Advances or BA Obligations is made other than on the last day of the applicable Interest Period or Maturity Date therefor, as the case may be, the relevant Borrower shall also pay any amounts owing pursuant to Section 9.04(b).

     (l)  Mandatory Prepayments (U.S.).
          ----------------------------
          (i) If the aggregate outstanding amount of U.S. Tranche A Advances plus the Letter of Credit Exposure ever exceeds the U.S. Borrowing Base, the U.S. Borrower shall after receipt of written notice from the U.S. Administrative Agent, take one of the following actions to remedy the U.S. Borrowing Base deficiency:

                 (1) prepay U.S. Tranche A Advances or, if the U.S. Tranche A Advances have been repaid in full, make deposits into the U.S. Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the U.S. Borrowing Base deficiency is cured within 10 days after the date such notice is received;

                 (2) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the U.S. Administrative Agent and each of Banks such that the U.S. Borrowing Base deficiency is cured within 30 days after the date such notice is received; or

                 (3) prepay the U.S. Tranche A Advances or, if the U.S. Tranche A Advances have been repaid in full, make deposits into the U.S. Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure in six monthly installments equal to one-sixth of such U.S. Borrowing Base deficiency with the first such installment due 30 days after the date such notice is received and each following installment due 30 days after the preceding installment.

Each prepayment pursuant to this Section 2.12(a) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 9.04 as a result of such prepayment being made on such date. Each prepayment under clauses (i) and (iii) of this
Section 2.12(a) shall be applied to the U.S. Tranche A Advances as determined by the U.S. Administrative Agent and agreed to by the U.S. Banks having a U.S. Tranche A Commitment as appropriate to minimize payments required to be made pursuant to Section 9.04 and otherwise in their sole discretion.

          (ii) The U.S. Borrower shall, upon request of the Administrative Agents (at the direction of, or with the consent of, the Required Banks), prepay the U.S. Tranche B Advances in full on the date of each Borrowing Base redetermination made pursuant to Section 2.05(c)(ii). Each prepayment pursuant to this Section 2.12(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 9.04 as a result of such prepayment being made on such date.

     (m)  Mandatory Prepayments (Canadian).   If the aggregate outstanding
          --------------------------------
amount of Canadian Advances plus the Face Amount of all BA Obligations purchased and/or accepted ever exceeds the Canadian Borrowing Base, the Canadian Borrower shall after receipt of written notice from the Canadian Administrative Agent, take one of the following actions to remedy the Canadian Borrowing Base deficiency:

          (i) prepay Canadian Advances or, if the Canadian Advances have been repaid in full, make deposits into the Canadian Cash Collateral Account to provide cash collateral for the Face Amount of all Tranche A BA Obligations purchased and/or accepted, such that the Canadian Borrowing Base deficiency is cured within 10 days after the date such notice is received;

          (ii) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Canadian Administrative Agent and each of Banks such that the Canadian Borrowing Base deficiency is cured within 30 days after the date such notice is received; or

          (iii) prepay the Canadian Advances or, if the Canadian Advances have been repaid in full, make deposits into the Canadian Cash Collateral Account to provide cash collateral for the Face Amount of all BA Obligations purchased and/or accepted in six monthly installments equal to one-sixth of such Canadian Borrowing Base deficiency with the first such installment due 30 days after the date such notice is received and each following installment due 30 days after the preceding installment.

Each prepayment pursuant to this Section 2.13(a) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 9.04 as a result of such prepayment being made on such date. Each prepayment under clauses (i) and (iii) of this
Section 2.13(a) shall be applied to the Canadian Advances as determined by the Canadian Administrative Agent and agreed to by the Canadian Banks in their sole discretion.

     (n)  Payments and Computations.  (i)  Each Borrower shall make each
          -------------------------
payment hereunder and under the Notes not later than 12:00 noon (Los Angeles, California time) on the day when due to the U.S. Administrative Agent (except that (1) payments under Section 2.09 shall be paid directly to the Bank entitled thereto and (2) payments by the Canadian Borrower shall be made to the Canadian Administrative Agent at its address referred to in Section 9.02) at its address referred to in Section 9.02 in same day funds (i) in the case of all payments in respect of any BA Obligation or of principal of or interest on Canadian Tranche A Advances, in Canadian Dollars and (ii) in the case of all payments of principal of and interest on U.S. Tranche A Advances, U.S. Tranche B Advances, fees, expenses, indemnities and other amounts (except principal of and interest on Canadian

Advances), in U.S. Dollars. The appropriate Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (except amounts payable pursuant to Section 2.15, Section 2.16 or Section 9.04(b) and except that any Bank may receive less than its ratable share of interest to the extent Section 9.06 is applicable to it) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon acceptance by the U.S. Administrative Agent of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.08(d), from and after the effective date specified in such Assignment and Acceptance, the appropriate Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment by a Borrower in respect of a BA Obligation or of any principal of or interest on any Borrowing to either Administrative Agent, such Borrower shall notify such Administrative Agent of the BA Obligation or Borrowing, as the case may be, to which such payment shall apply, subject to Section 2.11(b). In the absence of such notice such Administrative Agent may specify the BA Obligation or Borrowing to which such payment shall apply in accordance with Section 2.11(b).

          (ii) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof) and of commitment fees and Letter of Credit fees shall be made by the U.S. Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof, the Base Rate shall be made by the U.S. Administrative Agent, and all computations of interest pursuant to Section 2.09 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. All computations of interest based on the Canadian Prime Rate shall be made by the Canadian Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by either Administrative Agent (or in the case of Section 2.09, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (iii) Whenever any payment hereunder (other than in respect of BA Obligations or principal of or interest on the Canadian Advances) or under the U.S. Notes shall be stated to be due on a day other than a U.S. Business Day, such payment shall be made on the next succeeding U.S. Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees, as the case may be; provided, however, if such extension
                                          --------  -------
would cause payment in respect of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding U.S. Business Day. Whenever any payment in respect of BA Obligations or principal of or interest on Canadian Advances shall be stated to be due on a day other than a Canadian Business Day, such payment shall be made on the next succeeding Canadian Business Day, and such extension of time shall in such case be included in the computation of payment of interest on Canadian Credit Extensions.

          (iv) Unless the appropriate Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full to the appropriate Administrative Agent, such Administrative Agent may assume that such Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to such Administrative Agent, each Bank shall repay to such Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to such Administrative Agent, (i) at the Canadian Interbank Rate in the case of payments which are due in Canadian Dollars, and (ii) otherwise at the Federal Funds Rate.

          (v) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by such Borrower is not made when due hereunder or under the Note held by each Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due.

          (vi) For purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement in respect of Credit Extensions to the Canadian Borrower and the rates of interest stipulated in this Agreement in respect of Credit Extensions to the Canadian Borrower are intended to be normal and not effective rates or yields.

     (o)  Increased Costs and Capital Requirements.  (i)  If, due to either
          ----------------------------------------
(i) the introduction of or any change in, or in the interpretation (by any central bank or comparable agency or governmental authority charged with the interpretation or administration thereof) of, any law or regulation or (ii) the compliance with any guideline issued after the date hereof or request made after the date hereof, in each case in this clause (ii) from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any U.S. Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Advance or any reduction of any amount received or receivable by any Bank under any of the Loan Documents as a result of agreeing to make or making, funding or maintaining any Eurodollar Rate Advance (excluding for purposes of this Section 2.15(a) any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.16 shall govern) or any change in the Eurodollar Rate Reserve Percentage reflected in the interest charged under Section 2.09 and (B) Excluded Taxes), then the U.S. Borrower shall from time to time, promptly after its receipt of notice from such Bank (with a copy of such notice delivered by such Bank to the U.S. Administrative Agent), pay to the U.S. Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost or reduction. A certificate as to the basis and the amount of such increased cost or reduction, submitted to the U.S. Borrower and the U.S. Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error, provided that
                                                                   --------
the determination thereof is made on a reasonable basis.

          (ii) If, due to either (i) the introduction of or any change in, or in the interpretation (by any central bank or comparable agency or governmental authority charged with the interpretation or administration thereof) of, any law or regulation or (ii) the compliance with any guideline issued after the date hereof or request made after the date hereof, in each case in this clause (ii) from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Canadian Bank of agreeing to perform or of performing its obligations under this Agreement under or in respect of any BA Obligations or any reduction in any amount payable to, or any increase in any payment required to be made by, or any forgiveness or reduction of effective return to such Bank under or in respect of any BA Obligations (excluding for purposes of this Section 2.15(b) any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.16 shall govern) and (B) Excluded Taxes), then the Canadian Borrower shall from time to time, promptly after its receipt of notice from such Bank (with a copy of such notice delivered by such Bank to the Canadian Administrative Agent), pay to the Canadian Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost, reduction or other matter referred to in this Section 2.15(b). A certificate as to the basis and the amount of such increased cost, reduction or other such matter, submitted to the Canadian Borrower and the Canadian Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

          (iii) If any Bank determines that compliance by such Bank with any law or regulation adopted after the date hereof, any change after the date hereof in any law or regulation, any guideline issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) increases or would increase the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or to accept, purchase and/or discount BA Obligations hereunder and other commitments of this type or the purchase, acceptance or maintenance of BA Obligations, or the Issuing Bank's commitment to issue Letter of Credit, then, promptly following its receipt of notice from such Bank or the Issuing Bank, as applicable (with a copy of such notice delivered to such Bank or Issuing Bank, as applicable, to the Administrative Agents), the Borrowers shall pay to the U.S. Administrative Agent for the account of such Bank or Issuing Bank, as applicable, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such Person in the light of such circumstances (excluding amounts resulting from (A) Taxes or Other Taxes (as to which Section 2.16 shall govern) or any change in the Eurodollar Rate Reserve Percentage reflected in the interest charged under Section 2.07 and (B) Excluded Taxes), to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend or to accept, purchase and/or discount BA Obligations hereunder or the purchase, acceptance or maintenance of BA Obligations or the Issuing Bank's commitment to issue Letters of Credit. A certificate as to such amounts submitted to the Borrowers and the U.S. Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error, provided that the determination
                                                 --------
thereof is made on a reasonable basis.

          (iv) If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank, the U.S. Borrower shall pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost. A certificate as to such increased cost incurred by the Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Bank to the U.S. Borrower, shall be conclusive and binding for all purposes, absent manifest error.

          (v) Neither Borrower shall be required to pay any Bank any amount otherwise owed under this Section 2.15 that is incurred more than 90 days prior to notice thereof being given by such Bank to such Borrower, unless such amount had not been imposed or was not determinable on the date that is 90 days prior to such notice.

     (p)  Taxes.  (i)  Any and all payments by either Borrower hereunder, under
          -----
the Guaranties, the Notes, any other Loan Document or in respect of any BA Obligation shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Administrative Agent, Excluded
---------
Taxes (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being hereinafter referred to (subject to further exclusions, if any, under Section 2.16(e)) as "Taxes"). If any Taxes are required to be withheld or deducted by any Person from or in respect of any sum payable hereunder or under any Note or in respect of any BA Obligation to any Bank or any Administrative Agent, (i) the sum payable by the relevant Borrower shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.16) such Bank or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower shall make such deductions and (iii) the relevant Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Any such payment by a Borrower shall be made in the name of the relevant Bank or Administrative Agent (as the case may be).

          (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by it or receipt from it hereunder, under the Guaranty or under the Notes or in respect of any BA Obligation or from its execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, any BA Obligation, the Guaranty or any of the Notes (herein referred to as "Other Taxes").

          (iii) The Borrowers will indemnify each Bank and each Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) imposed on or paid by such Bank or such Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, but excluding penalties, interest, expenses and other liabilities arising as a result of the gross negligence or willful misconduct of such Bank or such Administrative Agent (as the case may be). Payments under any indemnification provided for in this Section 2.16(c) shall be made within 30 days from the date such Bank or such Administrative Agent (as the case may be) makes written demand therefor, which demand shall state the basis for, and set forth the calculation of the amount of, such demand.

          (iv) Within 30 days after the date of any payment of Taxes, the Borrower making such payment will furnish to the U.S. Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder, under the Guaranties, the Notes, the Security Documents or any other Loan Documents by or on behalf of the U.S. Borrower through an account or branch outside the United States or by or on behalf of the U.S. Borrower by a payor that is not a United States person, if the U.S. Borrower determines that no Taxes are payable in respect thereof, the U.S. Borrower shall furnish, or shall cause such payor to furnish, to each Administrative Agent a written statement from each appropriate taxing authority or an opinion of counsel acceptable to the Administrative Agents, in either case stating that such payment is exempt from or not subject to Taxes. In the case of any payment hereunder, under the Guaranty or under the Notes or in respect of BA Obligations by or on behalf of the Canadian Borrower through an account or branch outside Canada or by or on behalf of the Canadian Borrower by a payor that is not a Resident in Canada, if the Canadian Borrower determines that no Taxes are payable in respect thereof, the Canadian Borrower shall furnish, or shall cause such payor to furnish, to each Administrative Agent a written statement from each appropriate taxing authority or an opinion of counsel acceptable to the Administrative Agents, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 2.16(d) and Section 2.16(e), the terms "United
                                                                     ------
States" and "United States person" shall have the meanings specified in Section
------       --------------------
7701 of the Code, and the terms "Canada" and "Resident in Canada" shall have the
                                 ------       ------------------
meanings they have for the purposes of the Income Tax Act (Canada).

          (v) Each U.S. Bank that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state thereof, or an estate or trust that is subject to federal income taxation regardless of source of its income, on or prior to the date of its execution and delivery of this Agreement in the case of each such Bank listed on the signature pages hereof and not later than the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other such U.S. Bank, and from time to time thereafter as requested in writing by the U.S. Borrower or the U.S. Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide each of the U.S. Administrative Agent and the U.S. Borrower with two original Internal Revenue Service Forms

1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or, in the case of a U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any successor or other form prescribed by the Code (and, if such Bank delivers a Form W-8, an annual certificate representing that (i) such Bank is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any government or rating agency), (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the U.S. Borrower and (iii) is not a controlled foreign corporation related to the U.S. Borrower (within the meaning of Section 864(d)(4) of the
Code)), along with such other additional forms or certificates as the U.S. Borrower or the U.S. Administrative Agent may reasonably request, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If such forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that
                                                                  --------
if at the date of the Assignment and Acceptance pursuant to which a U.S. Bank assignee becomes a party to this Agreement, the U.S. Bank assignor was entitled to payments under Section 2.16(a) in respect of United States withholding tax with respect to interest paid at such date, then to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future and not otherwise excluded above or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. Each U.S. Bank that is subject to the requirements of this Section 2.16(e) and which so delivers a Form 1001, 4224 or W-8 required by this Section 2.16(e) further undertakes to deliver (but only so long as such Bank remains lawfully able to do so) to the U.S. Borrower and the U.S. Administrative Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the U.S. Borrower or the U.S. Administrative Agent, in each case certifying that such U.S. Bank is entitled to receive payments from the U.S. Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including any change in law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the U.S. Borrower and the U.S. Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax. If any form or document referred to in this Section 2.16(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank providing such form or document reasonably considers to be confidential, such Bank shall give notice thereof to the U.S. Borrower and shall not be obligated to include in such form or document such confidential information, but if failure to include such confidential information in such form or document renders such form or document ineffective for its purpose, then such Bank shall not be entitled to reimbursement for any increase in Taxes to the extent caused by or resulting from such ineffectiveness.

          (vi) For any period with respect to which a U.S. Bank has failed to provide the U.S. Borrower and the U.S. Administrative Agent with the appropriate form or certificate (or failed to provide substantially all of the information required by such form or certificate) required by Section 2.16(e), such Bank shall not be entitled to indemnification under Section 2.16(a) or (c) with respect to Taxes imposed by the United States by reason of such failure or such notification; provided that should a Bank become subject to Taxes because of its
              --------
failure to deliver a form required hereunder, the Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

          (vii) Any Bank claiming any additional amounts payable pursuant to this Section 2.16 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing herein contained shall interfere with the right of each Bank to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank to disclose any information relating to its tax affairs or any computations in respect thereof, except as set forth in the last sentence of Section 2.16(c). Nothing herein contained shall require any Bank to do anything that would prejudice its ability to benefit from any credits, reliefs, remissions or repayments to which it may be entitled.

          (viii) The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (q)  Sharing of Payments, Etc.  If any U.S. Bank shall obtain any payment
          -------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the U.S. Advances owing to it (except amounts payable pursuant to Sections 2.09, 2.15 or 2.16, and except that any Bank may receive less than its ratable share of interest to the extent Section 9.06 is applicable to it) in excess of its ratable share of payments on account of the principal of or interest on the U.S. Advances obtained by all the U.S. Banks, such Bank shall forthwith purchase from the other U.S. Banks such participations in the Advances owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is
              --------
thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of
(i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. If any Canadian Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the Advances owing to it or on account of BA Obligations (except amounts payable pursuant to Sections 2.09,
2.15 or 2.16, and except that any Bank may receive less than its ratable share of interest to the extent Section 9.06 is applicable to it) in excess of its ratable share of payments on account of the principal of or interest on the Canadian Advances or BA Obligations, as the case may be, obtained by all the Canadian Banks, such Bank shall forthwith purchase from the other Canadian Banks such participations in the Advances owing to them or BA Obligations, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is
              --------
thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

     (r)  Illegality.  (i)  Notwithstanding any other provision of this
          ----------
Agreement, if any Bank ("Affected Bank") shall notify the U.S. Administrative Agent that any law or regulation makes it unlawful, or any central bank or other governmental authority hereafter asserts that it is unlawful, for such Affected Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Affected Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended (and any request by the U.S. Borrower for a Borrowing comprised of Eurodollar Rate Advances shall be deemed a request for a Base Rate Advance from such Affected Bank to be made on the same date as the Eurodollar Rate Advances of the Banks that are not Affected Banks and such Base Rate Advances shall be considered as part of such Borrowing) until such Affected Bank shall notify the U.S. Borrower and the Banks that the circumstances causing such suspension no longer exist (and such Affected Bank shall give notice promptly to the U.S. Administrative Agent and the U.S. Borrower upon such circumstance ceasing to exist), and (ii) each Eurodollar Rate Advance of such Affected Bank will automatically, upon such notice, Convert into a Base Rate Advance on the last day of the then current Interest Period for such Eurodollar Rate Advance or earlier upon such notice if the law so requires. In the event any Affected Bank shall notify the U.S. Administrative Agent of the occurrence of any circumstance contemplated under this Section 2.18(a), all payments of principal that would otherwise have been applied to repay the Eurodollar Rate Advances that would have been made by such Affected Bank or the Converted Eurodollar Rate Advances shall instead be applied to repay the Base Rate Advances made by such Affected Bank in lieu of such Eurodollar Rate Advances or resulting from the Conversion of such Eurodollar Rate Advances and shall be made at the time that payments on the Eurodollar Rate Advances of the Banks that are not Affected Banks are made.

          (ii) Notwithstanding any other provision of this Agreement, if any Bank ("Canadian Affected Bank") shall notify the Canadian Administrative Agent that any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Canadian Affected Bank or its Canadian Bankers' Acceptance Lending Office to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptance or BA Equivalent Notes or to continue to fund or maintain BA Obligations hereunder, (i) the obligation of such Canadian Affected Bank to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes, or Convert Canadian Prime Rate Advances into BA Obligations, shall be suspended (and any request by the Canadian Borrower for a Drawing shall be deemed a request for a Canadian Prime Rate Advance from such Canadian Affected Bank to be made on the same date as the BA Obligations of the Banks that are not Canadian Affected Banks and such Canadian Prime Rate Advance shall be considered as part of such Drawing) until such Canadian Affected Bank shall notify the Canadian Borrower and the Banks that the circumstances causing such suspension no longer exist (and such Canadian Affected Bank shall give notice promptly to the Canadian Administrative Agent and the Canadian Borrower upon such circumstance ceasing to exist), (ii) an amount equal to the aggregate Face Amount of all BA Obligations outstanding at such time, shall, upon such demand (which shall only be made if reasonably deemed necessary by any Canadian Bank to comply with applicable law), be deposited by the Canadian Borrower into the Canadian Cash Collateral Account until the Maturity Date of each such BA Obligation, and (iii) upon the Maturity Date of any BA Obligation in respect of which any such deposit has been made, the U.S. Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by any Borrower) to apply, or to direct the Canadian Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such BA Obligation. In the event any Canadian Affected Bank shall notify the Canadian Administrative Agent of the occurrence of any circumstance contemplated under this Section 2.18(b), all payments of principal that would otherwise have been applied to repay the BA Obligations that would have been made by such Canadian Affected Bank shall instead be applied to repay the Canadian Prime Rate Advances made by such Canadian Affected Bank in lieu of such BA Obligations and shall be made at the time that payments on the BA Obligations of the Canadian Banks that are not Canadian Affected Banks are made.

     (s)  Conversion of U.S. Advances; Interest Periods.  The U.S. Borrower may
          ---------------------------------------------
on any Business Day, upon notice given to the U.S. Administrative Agent not later than 11:00 A.M. (Los Angeles, California time) on the third Business Day prior to the date of the proposed Conversion (or in the case of notice to Convert Eurodollar Advances to Base Rate Advances not later than 10:00 a.m. (Los Angeles, California time) on the last day of the Interest Period for such Eurodollar Rate Advance) and subject to the provisions of Sections 2.01(d), 2.10 and 2.18, Convert all Advances of one U.S. Type comprising the same Borrowing into Advances of another U.S. Type; provided, however, that (i) if any
                                    --------  -------
Conversion of any Eurodollar Rate Advances into Base Rate Advances is made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, the U.S. Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 9.04(b), and (ii) Advances comprising a Borrowing may not be Converted into Eurodollar Rate Advances if the outstanding principal amount of such Borrowing is less than U.S. $1,000,000 or if any Event of Default shall have occurred and be continuing on the date the related notice of Conversion would otherwise be given pursuant to this Section 2.19. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the U.S. Borrower. If any Event of Default shall have occurred and be continuing on the third Business Day prior to the last day of any Interest Period for any Eurodollar Rate Advances, the U.S. Borrower agrees to Convert all such Advances into Base Rate Advances on the last day of such Interest Period. The U.S. Borrower may on any U.S. Business Day, upon notice given to the U.S. Administrative Agent not later than 11:00 a.m. (Los Angeles, California time) on the third U.S. Business Day prior to the last day of any Interest Period designate a new Interest Period to commence on the last day of the existing Interest Period, in accordance with the provisions of the definition herein of "Interest Period."

     (t)  Lending Office.  Any Bank that makes demand for payment of additional
          --------------
amounts under Section 2.15, requires any Taxes be withheld or deducted under
Section 2.16(a), makes demand for any indemnity under Section 2.16 or notifies the U.S. Administrative Agent of any circumstance pursuant to Section 2.18 or
Section 2.10(d)(B), shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such additional amounts, withholding, deduction or indemnity or avoid thereafter the circumstances that gave rise to such notification; provided that
                                                                  --------
no such designation need be made if such Bank reasonably believes that it may suffer an economic, legal or regulatory disadvantage or that such designation would be detrimental or otherwise disadvantageous in any respect to such Bank.

     (u)  Renewal and Conversion of BA Obligations.  (i)  The Canadian Borrower
          ----------------------------------------
may on any Canadian Business Day, upon notice given to the U.S. Administrative Agent not later than 12:00 noon (Los Angeles, California time) on the third Canadian Business Day prior to the date of the proposed renewal and subject to the provisions of Sections 2.10 and 2.18, renew all or any portion of the BA Obligations comprising part of the same Drawing; provided that:
                                                 --------

               (1) any renewal of BA Obligations shall be made only on the then existing Maturity Date of such BA Obligations;

               (2) each renewal of BA Obligations comprising part of the same Drawing shall be made ratably among the Banks holding such BA Obligations in accordance with the respective amount of such BA Obligations so held (counting Canadian Prime Rate Advances made under Section 2.04 or Section
     2.21 in lieu thereof); and

               (3) no renewal of any BA Obligation may be made at any time that an Event of Default has occurred and is continuing.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such BA Obligations and shall be a Canadian Business Day), (B) the BA Obligations to be renewed, (C) if less than all of the BA Obligations comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and (D) the term to maturity of the renewed BA Obligations (which shall comply with the definition of "Maturity Date" in Section 1.01). Each Draft and BA Equivalent Note in connection with any renewal under this Section 2.21 (A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and (B) shall be dated the date of the proposed renewal. In the event that the Face Amount of any renewal requested by the Canadian Borrower pursuant to this Section 2.21 is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of C$100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank
                                                --------
shall be required to purchase any Bankers' Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Canadian Revolving Commitment. Each Canadian Bank having a Canadian Revolving Commitment shall fund any portion of its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Advance made pursuant to
Section 2.01(c). Each notice of renewal under this Section 2.21 shall be irrevocable and binding on the Canadian Borrower. Upon any renewal of BA Obligations comprising part of any Drawing in accordance with this Section 2.21(a), the Banks holding the BA Obligations to be renewed shall exchange such maturing BA Obligations for new BA Obligations containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewal shall be applied, together with other necessary funds of the Canadian Borrower, to reimburse the BA Obligations otherwise maturing on such date in accordance with Section 2.07(b). The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Bank to apply the proceeds of each renewed BA Obligation owing to it to the payment, in accordance with this
Section 2.21(a), of the BA Obligations owing to such Bank and maturing on such date, and the Canadian Borrower will pay any remaining balance owing thereon.

          (ii) The Canadian Borrower may on any Canadian Business Day, upon notice given to the U.S. Administrative Agent not later than 12:00 noon (Los Angeles, California time) on the third Canadian Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.10 and 2.18, (i) Convert all or any portion of Canadian Prime Rate Advances comprising the same Borrowing or Borrowings into a Drawing comprised of BA Obligations, or
(ii) Convert all or any portion of the BA Obligations comprising part of the same Drawing to a Canadian Borrowing comprised of Canadian Prime Rate Advances; provided, that:
--------

               (1) any Conversion of BA Obligations shall be made only on the then existing Maturity Date for such BA Obligations;

               (2) each Conversion of BA Obligations comprising part of the same Drawing shall be made ratably among the Banks holding such BA Obligations in accordance with the respective amounts of such BA Obligations so held;

               (3) no Conversion may be made if the amount of the Advance to be made by any Canadian Bank in connection with such Conversion would exceed such Bank's Unused Canadian Revolving Commitment in effect at the time of such Conversion;

               (4) each Conversion into a Canadian Borrowing shall be in an aggregate amount of C$1,000,000 or an integral multiple of C$100,000 in excess thereof;
               (5) each Conversion of Canadian Prime Rate Advances into a Drawing shall be in an aggregate Face Amount of C$1,000,000 or an integral multiple of C$100,000 in excess thereof and shall otherwise comply with the requirements of, and be in accordance with, Sections 2.01(d) and 2.04; and

               (6) no Conversion of Canadian Prime Rate Advances into a Drawing may be made at any time that an Event of Default has occurred and is continuing.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be, in the case of any Conversion of BA Obligations, the then existing Maturity Date of such BA Obligations and shall be a Canadian Business Day), (B) the BA Obligations or Canadian Prime Rate Advances, as the case may be, to be Converted, (C) if less than all of the BA Obligations comprising part of any Drawing are to be Converted into Canadian Prime Rate Advances, the aggregate Face Amount of such Conversion, and (D) in the case of Conversion into BA Obligations, the term to maturity of such BA Obligations (which shall comply with the definition of "Maturity Date" in Section 1.01). Each Draft and BA Equivalent Note in connection with any such Conversion into BA Obligations under this Section 2.21
(A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and (B) shall be dated the date of the proposed Conversion. In the event that the Face Amount of any such Conversion requested by the Canadian Borrower pursuant to this Section 2.19 is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of C$100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank
                                                --------
shall be required to purchase any Bankers' Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Canadian Revolving Commitment. Each such Canadian Bank shall fund any portion of its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Advance made pursuant to Section 2.01(c). Each notice of Conversion under this Section 2.21 shall be irrevocable and binding on the Canadian Borrower. Upon any Conversion of BA Obligations comprising part of the same Drawing in accordance with this Section 2.21(b), the obligation of the Canadian Borrower to repay the Banks under Section 2.07 in respect of the Tranche A BA Obligations otherwise maturing on such date shall, to the extent of such

Conversion, be Converted to an obligation to repay on the Termination Date the Canadian Banks making the Canadian Advances made in respect of such maturing BA Obligations on such date ratably in accordance with the amount of the Canadian Advances held by such Bank at the time of repayment. The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Bank to apply the net proceeds of each Canadian Prime Rate Advance made by such Canadian Bank pursuant to this Section 2.21(b) to the payment of the BA Obligations owing to such Bank and maturing on such date, and the Canadian Borrower will pay any remaining balance on such date.

          (iii) If any Event of Default shall have occurred and be continuing or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under Section 2.21(a) or a properly completed notice of Conversion under Section 2.21(b) indicating its intention to renew or to Convert any maturing BA Obligations or (ii) to pay the Canadian Banks for any BA Obligations comprising part of the same Drawing pursuant to Section 2.07, the Canadian Administrative Agent will forthwith so notify the U.S. Administrative Agent, the Canadian Borrower and the Canadian Banks, and each of such BA Obligations will automatically, on the then existing Maturity Date of such BA Obligations, Convert into a Canadian Prime Rate Advance.

                                      03.
                             CONDITIONS OF LENDING

     (a)  Condition Precedent to Effectiveness.  The effectiveness of this
          ------------------------------------
Agreement is subject to the conditions precedent that:

          (i)    Documentation.  On or before the Effective Date, the
                 -------------
Administrative Agents shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agents and the Banks, and, where applicable, in sufficient copies for each Bank:

                 (1) this Agreement, a U.S. Revolving Note payable to the order of each U.S. Bank in the amount of its U.S. Tranche A Commitment, a Canadian Note payable to the order of each Canadian Bank in the amount of its Canadian Revolving Commitment, the Guaranties, the Pledge Agreements, Mortgages and each of the other Loan Documents and all attached exhibits and schedules;

                 (2) a favorable opinion of the Borrower's outside counsel, dated as of the Effective Date and substantially in the form of the attached Exhibit I covering the matters discussed in such Exhibit and such other matters as any Bank through the Administrative Agents may reasonably request;

                 (3) favorable opinions of the various Canadian counsels dated as of the Effective Date and substantially in the form of the attached Exhibits J-1, J-2 and J-3 covering the matters discussed in such Exhibits;

                 (4) a certificate of the secretary or an assistant secretary of each Borrower and each Guarantor certifying the existence of such Obligor, the certificate or articles of incorporation of such Obligor, the bylaws of such Obligor, the resolutions of the board of directors of such Obligor authorizing the Loan Documents of such Obligor and related transactions, and the incumbency and signatures of the officers of such Obligor authorized to execute the Loan Documents of such Obligor and related documents;

                 (5) a certificate dated as of the Effective Date from the president or chief financial officer of each of the Borrowers stating that
     (A) all representations and warranties of such Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the condition in Section 3.01(g) has been met;

                 (6) appropriate UCC-1 Financing Statements and other similar filings required in connection with the Security Documents covering the Collateral for filing with the appropriate authorities;

                 (7) stock certificates required in connection with the Pledge Agreements and irrevocable stock powers executed in blank for each such stock certificate;

                 (8)  the initial Independent Engineering Report;

                 (9) insurance certificates naming the respective Administrative Agents loss payee or additional insured evidencing insurance which meets the requirements of this Agreement and the Security Documents; and

                 (10) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agents or any Bank may reasonably request.

          (ii)   Payment of Fees.  On the date of this Agreement, the Borrowers
                 ---------------
shall have paid the fees required by Section 2.06 and all costs and expenses which have been invoiced and are payable pursuant to Section 9.04.

          (iii)  Title.  The Administrative Agents shall be satisfied in their
                 -----
sole discretion with the title to the Oil and Gas Properties of the Obligors which constitute at least 90% of the present value of the Proven Reserves of the Obligors and 90% of the present value of the Proved Developed Producing Reserves of the Obligors.

          (iv)   Administrative Agents' Liens.  The Administrative Agents shall
                 ----------------------------
have received satisfactory evidence that the Liens granted to them under the Security Documents are Acceptable Security Interests.

          (v)    Security Interests.  The Administrative Agents and the Banks
                 ------------------
shall be satisfied that the Security Documents encumber substantially all of Oil and Gas Properties of the Obligors.

          (vi)   Due Diligence.  The Administrative Agents shall be satisfied in
                 -------------
their sole discretion with its due diligence analysis and review of the assets, liabilities, business, operations, condition (financial or otherwise) and prospects of the Borrowers, the Guarantors, and their respective owners.

          (vii)  Material Adverse Change.  No event or circumstance that could
                 -----------------------
cause a Material Adverse Change shall have occurred.

     (b)  Conditions Precedent to All Credit Extensions.  The obligation of
          ---------------------------------------------
each Bank to make a Credit Extension and of the Issuing Bank to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Credit Extension or the issuance, increase, or extension of such Letter of Credit:

          (i) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the applicable Borrower of the proceeds of such Credit Extension or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension, the issuance, increase, or extension of such Letter of Credit, such statements are true):

                 (1) the representations and warranties contained in Article IV, the Security Documents, and the Guaranties are correct in all material respects on and as of the date of such Credit Extension or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Credit Extension or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Credit Extension, as though made on and as of such date and

                 (2) no Default has occurred and is continuing or would result from such Credit Extension or from the application of the proceeds therefrom, from the issuance, increase, or extension of such Letter of Credit; and

          (ii) the Administrative Agents shall have received such other approvals, opinions, or documents reasonably deemed necessary or desirable by any Bank as a result of circumstances occurring after the date of this Agreement, as any Bank through the Administrative Agents may reasonably request.

     (c)  Conditions Precedent to U.S. Tranche B Advances.  The obligation of
          -----------------------------------------------
each U.S. Bank having a U.S. Tranche B Commitment to make a U.S. Tranche B Advances shall be subject to the further conditions precedent that on the date of the making of such Advances:

          (i) the proceeds of such Advances must be used by the applicable Borrower to purchase Oil and Gas Properties or to acquire 50.1% or more of the capital stock (or other ownership interests) of another Person who owns Oil and Gas Properties;

          (ii) the proceeds of such Advances must not exceed 75% of the aggregate purchase price paid by the applicable Borrower for such Oil and Gas Properties or such acquisition of capital stock (or other ownership interests); and

          (iii) the applicable Borrower shall have delivered to the Administrative Agents an Independent Engineering Report in form and substance satisfactory to the Administrative Agents with respect to the Oil and Gas Properties to be acquired (or owned by the Person to be acquired) indicating that such Oil and Gas Properties have a present value (based on a discount rate of 10% and using the Administrative Agents' price forecast) equal to at least 175% of the aggregate amount of such Advances.

                                      04.
                        REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants as follows:

     (a)  Corporate Existence; Subsidiaries.  Each of the U.S. Borrower and its
          ---------------------------------
Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be qualified would reasonably be expected to cause a Material Adverse Change.

     (b)  Corporate Power.  The execution, delivery, and performance by the U.S.
          ---------------
Borrower and each of the other Obligors of this Agreement, the Notes, and the other Loan Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Obligor's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) such Obligor's articles or certificate (as applicable) of incorporation or bylaws or (ii) any law or any contractual restriction binding on or affecting such Obligor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Credit Extension or the issuance, extension or increase of each Letter of Credit, such Credit Extension and the use of the proceeds of such Credit Extension or the issuance, extension or increase of such Letter of Credit will be within the applicable Borrower's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) such Borrower's articles or certificate (as applicable) of incorporation or bylaws or
(ii) any law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     (c)  Authorization and Approvals.  No authorization or approval or other
          ---------------------------
action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the U.S. Borrower and each of the other Obligors of this Agreement, the Notes, or the other Loan Documents to which each is a party or the consummation of the transactions contemplated thereby. At the time of each Credit Extension or the issuance, extension or increase of each Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Credit Extension or the use of the proceeds of such Credit Extension or the issuance, extension or increase of such Letter of Credit.

     (d)  Enforceable Obligations.  This Agreement, the Notes, and the other
          -----------------------
Loan Documents to which the U.S. Borrower and the other Obligors are a party have been duly executed and delivered by the U.S. Borrower or such Obligors, as applicable. Each Loan Document to which the U.S.

Borrower or any of the other Obligors is a party is the legal, valid, and binding obligation of the U.S. Borrower and each such Obligor and is enforceable against the U.S. Borrower and each such Obligor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally or by general principles of equity.

     (e)  Financial Statements.
          --------------------

          (i) The U.S. Borrower has delivered to the Administrative Agents the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly the financial condition of U.S. Borrower as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the U.S. Borrower or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

          (ii) Since December 31, 2000, no Material Adverse Change has occurred.

     (f)  True and Complete Disclosure.  To the best of their knowledge and
          ----------------------------
belief, all factual information heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower and its Subsidiaries in writing to the Administrative Agents and the Banks for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the U.S. Borrower and its Subsidiaries in writing to the Administrative Agents and the Banks, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. Except as set forth in the U.S. Borrower's filings from time to time with the Securities and Exchange Commission, none of the Borrowers or any of the other Obligors is a party to any material agreement, contract or instrument as of the date of this Agreement.

     (g)  Litigation.  Except as set forth in the attached Schedule 4.07, there
          ----------
is no pending or, to the best knowledge of the Borrowers, threatened action or proceeding affecting any of the Borrowers or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator, which would reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. Additionally, there is no pending or, to the best of the knowledge of the Borrowers, threatened action or proceeding instituted against any of the Borrowers or any of their respective Subsidiaries which seeks to adjudicate any of the Borrowers or any of their respective Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, manager or other similar official for it or for any substantial part of its Property.

     (h)  Use of Proceeds.  The proceeds of the Credit Extensions and the
          ---------------
Letters of Credit will be used by the Borrowers for the purposes described in
Section 5.09. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Credit Extension or Letter of Credit will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

     (i)  Investment Company Act.  Neither the U.S. Borrower nor any of its
          ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the U.S. Borrower nor any of its Subsidiaries is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

     (j)  Public Utility Holding Company Act.  Neither the U.S. Borrower nor any
          ----------------------------------
of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as such terms are used in the Public Utility Holding Company Act of 1935, as amended.

     (k)  Taxes.  All federal, state, provincial, local and foreign tax returns
          -----
reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrowers or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed (except where any obligation to so file is being contested in good faith and by appropriate proceedings and after adequate reserves have been provided therefor), and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor. None of the Borrowers nor any member of the Tax Group has given, or been requested to give, a currently effective waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrowers or any other member of the Tax Group is Property which the Borrowers or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code or any similar provision of the ITA. Proper and accurate amounts have been withheld by the Borrowers and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrowers and all other members of the Tax Group.

     (l)  Pension Plans.
          -------------

          (i) No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of each Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in any amount that would reasonably be expected to cause a Material Adverse Change. None of the Borrowers nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Borrowers nor any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, none of the Borrowers has any reason to believe that the annual cost during the term of this Agreement to such Borrower or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Borrower or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

          (ii) As to any Canadian Pension Plans of the Canadian Borrower or any other Obligor: (i) such Canadian Pension Plans are duly registered under all applicable provincial pension benefits legislation, (ii) all obligations of the Canadian Borrower or such Obligor (including fiduciary, funding, investment and administrative obligations) required to be performed in connection with such Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by the Canadian Borrower or such Obligor to such Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by the Canadian Borrower or such Obligor, as applicable, and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals or applications of the assets of any of the Canadian Pension Plans,
(vii) no amount is owing by any of the Canadian Pension Plans under the ITA or any provincial taxation statute, (viii) the Canadian Pension Plans are fully-funded both on an ongoing basis and on an insolvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) the Canadian Borrower and each such other Obligor, after diligent inquiry, has neither any knowledge nor any grounds for believing that any of such Canadian Pension Plans is the subject of any investigation, proceeding, action or claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

     (m)  Condition of Property; Casualties.  The material Properties used or to
          ---------------------------------
be used in the continuing operations of the U.S. Borrower and each of its Subsidiaries, taken as a whole, are (a) in substantially the same or better repair, working order, and condition as such Properties were as of December 31, 2000, normal wear and tear excepted and (b) in such repair, working order and condition to permit the U.S. Borrower and its Subsidiaries to operate such Properties in substantially the same or better manner as operated as of December 31, 2000. Neither the business nor the material Properties of the U.S. Borrower and each of its Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect would reasonably be expected to cause a Material Adverse Change.

     (n)  Insurance.  Each of the Borrowers and their Subsidiaries, at a
          ---------
minimum, carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

     (o)  No Burdensome Restrictions; No Defaults.
          ---------------------------------------

          (i) Neither the U.S. Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which would reasonably be expected to cause a Material Adverse Change. Neither the U.S. Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or other instrument to which the U.S. Borrower or such Subsidiary is a party and which would reasonably be expected to cause a Material Adverse Change. To the knowledge of a Responsible Officer of the Borrowers, neither the U.S. Borrower nor any of its Subsidiaries has received any notice of default under any contract, agreement, lease or other instrument to which the U.S. Borrower or its Subsidiaries is a party which is continuing or which, if not cured, would reasonably be expected to cause a Material Adverse Change.

          (ii) No Default has occurred and is continuing. Additionally, no event of default under any material financing agreement, contract or instrument to which the U.S. Borrower or any of its Subsidiaries is a party has occurred and is continuing.

     (p)  Environmental Condition.
          -----------------------

          (i) Each of the U.S. Borrower and its Subsidiaries (i) has been and is in full compliance with all Environmental Laws in all material respects and has obtained and is in full compliance with all related permits necessary for the ownership and operation of its Property and business, except where the failure to so comply could not reasonably be expected to result in liability of the U.S. Borrower and its Subsidiaries in excess of U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof); and (ii) does not and has not created, handled, transported, used, or disposed of any Hazardous Substances except in compliance with all material Environmental Laws, nor, to its knowledge, has any of its currently or previously owned Property been used for those purposes, except where any such action that fails to so comply could not reasonably be expected to result in liability of the U.S. Borrower and its Subsidiaries in excess of U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof).

          (ii) Neither the U.S. Borrower nor any of its Subsidiaries (i) has ever been responsible for the release of any Hazardous Substances into the environment except in compliance with all material Environmental Laws, except where any such release that does not so comply would not reasonably be expected to result in liability of the U.S. Borrower and its Subsidiaries in excess of U.S. $1,000,000 (or the Canadian Dollar Equivalent) and, to their knowledge, neither the U.S. Borrower's nor any of its Subsidiaries' currently or previously owned Property has been subjected to any release of or is contaminated by any Hazardous Substances; and (ii) has, except as set forth on Schedule 4.16, since December 31, 2000 received notice of and has ever been investigated for any violation or alleged violation of any Environmental Law which has not been remedied in accordance with Environmental Laws, which violation or alleged violation would reasonably be expected to result in liability of the U.S. Borrower and its Subsidiaries in excess of U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof).

     (q)  Liens and Encumbrances.  None of the Property of the U.S. Borrower or
          ----------------------
any of its Subsidiaries is subject to any Lien other than Permitted Liens.

     (r)  Title to Real Property, Etc.  Each of the U.S. Borrower and its
          ---------------------------
Subsidiaries has good and marketable title in fee simple to, or a valid and subsisting leasehold interest in, all its real Property and good title to all its other Property, except where the failure to have such good and marketable title could not reasonably be expected to cause a Material Adverse Change, and none of such Property is subject to any Lien, except Permitted Liens.

     (s)  Subsidiaries.  The Subsidiaries of the U.S. Borrower listed on
          ------------
Schedule 4.20 constitute all of the Subsidiaries of the U.S. Borrower on the date hereof.

                                      05.
                          COVENANTS OF THE BORROWERS

     So long as the Notes or any amount under any Loan Document shall remain unpaid, any BA Obligation shall be outstanding, any Bank shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, the Borrowers agree, unless the Required Banks otherwise consent in writing, to comply with the following covenants.

     (a)  Compliance with Laws, Etc.  Each of the U.S. Borrower and its
          -------------------------
Subsidiaries will comply in all material respects with all Legal Requirements except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, each of the U.S. Borrower and its Subsidiaries shall comply in all material respects with all applicable Environmental Laws, and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the U.S. Borrower and its Subsidiaries do business except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change; provided,
                                                                     --------
however, that this Section 5.01 shall not prevent the U.S. Borrower and its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

     (b)  Maintenance of Insurance.
          ------------------------


          (i) The Borrowers shall, and shall cause each of the Guarantors to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agents covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agents.

          (ii) All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent. All policies of insurance shall either have attached thereto a Lender's Loss Payable Endorsement for the benefit of the applicable Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agents or shall name such Administrative Agent as an additional insured, as applicable. The Borrowers shall furnish the Administrative Agents with a certificate of insurance or a certified copy of all policies of insurance required. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of the Borrowers, or a Guarantor or any party holding under the Borrowers or a Guarantor which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrowers and the Guarantors. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrowers, the Guarantors, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Administrative Agents.

     (c)  Preservation of Corporate Existence, Etc.  Each of the U.S. Borrower
          ----------------------------------------
and its Subsidiaries will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify would reasonably be expected to cause a Material Adverse Change; provided that, nothing in this
                                                --------
Section 5.03 shall prohibit any transaction permitted by Section 6.02.

     (d)  Payment of Taxes, Etc.  Each of the U.S. Borrower and its Subsidiaries
          ---------------------
will pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and
(b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that the U.S. Borrower and
                                 --------  -------
its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

     (e)  Reporting Requirements.  The Borrowers will furnish to the
          ----------------------
Administrative Agents and the Banks:

          (i)    Defaults.  As soon as possible and in any event within three
                 --------
Business Days after the occurrence of a Default known to any of the Borrowers which is continuing on the date of such statement, a statement of an authorized officer of the U.S. Borrower setting forth the details of such Default and the actions which the Borrowers have taken and propose to take with respect thereto;

          (ii)   Quarterly Financials.  As soon as available and in any event
                 --------------------
not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower and the Canadian Borrower:

                 (1) the consolidated and consolidating balance sheets of the U.S. Borrower, as of the end of such quarter and the consolidated and consolidating statements of income, changes in owners' equity and cash flows of the U.S. Borrower, for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the U.S. Borrower as having been prepared in accordance with GAAP; and

                 (2) to the extent not included in (b)(i) above, the consolidated and consolidating balance sheets of the Canadian Borrower, as of the end of such quarter and the consolidated and consolidating statements of income, changes in owners' equity and cash flows of the Canadian Borrower, for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Canadian Borrower as having been prepared in accordance with GAAP

          (iii)  Audited Annual Financials.  As soon as available and in any
                 -------------------------
event not later than 90 days after the end of each fiscal year of the U.S. Borrower, copies of the annual audit report for such year for the U.S. Borrower, including therein the consolidated and, to the extent prepared in connection with such audit report, consolidating balance sheets of the U.S. Borrower as of the end of such fiscal year and consolidated and consolidating statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by Arthur Andersen, LLP or other independent certified public accountants of nationally recognized standing acceptable to the

Administrative Agents and the Required Banks and including any management letters delivered by such accountants to the U.S. Borrower in connection with such audit together with a certificate of such accounting firm to the Administrative Agents and the Banks stating that, in the course of the regular audit of the business of the U.S. Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; and

          (iv)   Compliance Certificates.  (i) Within 45 days of each fiscal
                 -----------------------
quarter end of the U.S. Borrower for the first three fiscal quarters of each fiscal year of the U.S. Borrower and (ii) within 90 days of each fiscal year end of the U.S. Borrower, a Compliance Certificate in the form of the attached Exhibit J for such fiscal quarter or fiscal year then ended indicating compliance with Sections 6.14 through 6.16;

     (f)  Oil and Gas Reserve Reports.
          ---------------------------

          (i) As soon as available but in any event on or before March 31 of each year, an Independent Engineering Report dated as of January 1 for such year.

          (ii) As soon as available but in any event on or before September 30 of each year an Internal Engineering Report dated as of July 1 for such year.

          (iii)  Quarterly Reports.  As soon as available and in any event
                 -----------------
within 45 days after the end of each calendar quarter, one or more reports certified by a Responsible Officer of the U.S. Borrower in form and substance satisfactory to the Administrative Agents and the Banks prepared by the U.S. Borrower for each of the Obligors' Oil and Gas Properties detailing on a monthly basis production, revenue, and price information and associated operating expenses and further detailing any changes to any producing reservoir, production equipment, or producing well which could reasonably be expected to cause a Material Adverse Change;

          (iv)   Securities Law Filings.  Promptly and in any event within 15
                 ----------------------
days after the sending or filing thereof, copies of all proxy material, reports and other information which the U.S. Borrower or any of its Subsidiaries sends to or files with the SEC;

          (v)    Termination Events.  As soon as possible and in any event (i)
                 ------------------
within 30 days after the U.S. Borrower or any of its Subsidiaries knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the U.S. Borrower or its Subsidiaries knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a senior financial officer of the U.S. Borrower or such Subsidiary describing such Termination Event and the action, if any, which the U.S. Borrower or such Subsidiary proposes to take with respect thereto;

          (vi)   Termination of Plans.  Promptly and in any event within two
                 --------------------
Business Days after receipt thereof by the U.S. Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the U.S. Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (vii)  Other ERISA Notices.  Promptly and in any event within five
                 -------------------
Business Days after receipt thereof by the U.S. Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the U.S. Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to cause a Material Adverse Change;

          (viii) Disputes, etc.  Prompt written notice of any claims,
                 -------------
proceedings, or disputes, or to the knowledge of the U.S. Borrower and its Subsidiaries threatened, or affecting the U.S. Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

          (ix)   Material Changes.  Prompt written notice of any condition or
                 ----------------
event of which the U.S. Borrower or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change;

          (x)    Acquisition of Subsidiaries or Property.  Within 30 days after
                 ---------------------------------------
the occurrence thereof, notice of (i) the acquisition of any new Subsidiary by any Obligor and (ii) the acquisition of any Proven Reserves or other material assets by any Guarantor other than the Canadian Borrower.

          (xi)   Environmental Notices.  Within 30 days after receipt by the
                 ---------------------
U.S. Borrower or any of its Subsidiaries, a copy of (i) any notice, claim, complaint or order to the effect that the U.S. Borrower or any of its Subsidiaries is or could reasonably be expected to be liable to any Person in an amount which could reasonably be expected to exceed U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) as a result of the release by the U.S. Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substances into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Substances into the environment and such action or clean-up could reasonably be expected to exceed U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) and (ii) any notice, complaint, or citation alleging any violation of any Environmental Law or Environmental Permit by the U.S. Borrower or any of its Subsidiaries as to which the liability of the U.S. Borrower and its Subsidiaries may reasonably be expected to exceed U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof); and

          (xii)  Other Information.  Such other information respecting the
                 -----------------
business or Properties, or the condition or operations, financial or otherwise, of the U.S. Borrower and its Subsidiaries as the Administrative Agents or any Bank may from time-to-time reasonably request.

     (g)  Maintenance of Property.  Each of the U.S. Borrower and its
          -----------------------
Subsidiaries shall (a) maintain their material owned, leased, or operated property, equipment, buildings and fixtures, taken as a whole, in substantially the same or better condition and repair as the condition and repair as of December 31, 2000, normal wear and tear excepted and (b) not knowingly or willfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws that would reasonably be expected to cause a Material Adverse Change.

     (h)  Inspection.  From time-to-time upon reasonable notice, the U.S.
          ----------
Borrower and its Subsidiaries shall (a) permit the Administrative Agents (at the request of any Bank) to examine and copy their books and records, (b) permit the Administrative Agents and the Banks to visit and inspect their Properties, and
(c) permit the Administrative Agents and Banks to discuss the business operations and Properties of the U.S. Borrower and its Subsidiaries with their officers and directors. Notwithstanding the foregoing, the U.S. Borrower and its Subsidiaries shall be entitled to honor its confidentiality obligations, if any, with respect to proprietary information related to its drilling prospects.

     (i)  Use of Proceeds.  The U.S. Borrower shall use the proceeds of U.S.
          ---------------
Tranche A Advances for (a) the refinancing of existing Debt of the U.S. Borrower, and (b) general corporate purposes. The U.S. Borrower shall use the proceeds of U.S. Tranche B Advances for the acquisition of Oil and Gas Properties or for the acquisition of 50.1% or more of the capital stock (or other ownership interests) of any Person owning Oil and Gas Properties. The Canadian Borrower shall use the proceeds of the Canadian Advances for general corporate purposes. The Borrowers will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U, or X.

     (j)  Nature of Business.  Neither the U.S. Borrower nor any of its
          ------------------
Subsidiaries shall engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the U.S. Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the U.S. Borrower and its Subsidiaries on the date of this Agreement.

     (k)  New Subsidiaries.  (i) Within 30 days after the date of the creation
          ----------------
or acquisition of any new Subsidiary permitted by this Agreement, and (b) within 60 days after the purchase by the Borrower or any of its Subsidiaries of the capital stock of any Person, which purchase results in such Person becoming a Subsidiary of the U.S. Borrower, permitted by this Agreement, the U.S. Borrower shall in each case cause such Subsidiary to execute and deliver to each Bank a Guaranty in the form of the attached Exhibit D-1, Mortgages (if applicable and reasonably required by the Administrative Agents), a Pledge Agreement in the form of the attached Exhibit E (if applicable and reasonably required by the Administrative Agents), and such other related Security Documents and the Administrative Agents or any Bank may reasonably request, and such evidence of corporate authority to enter into such Guaranty, Security Agreement, Pledge Agreements, Mortgages and other Security Documents as the Administrative Agents may reasonably request.

     (l)  Title Opinions.   The Borrowers shall from time to time upon the
          --------------
reasonable request of the Administrative Agents, take such actions and execute and deliver such documents and instruments as the Administrative Agents shall require to ensure that the Administrative Agents shall, at all times, have received satisfactory title reviews (including, if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to the Administrative Agent in their sole discretion and shall include opinions regarding the before payout and after payout ownership interests held by the Borrowers and the Guarantors for all wells located on the Oil and Gas Properties covered thereby) as to the ownership of Oil and Gas Properties of the Borrowers and the Guarantors, and reflecting that the Administrative Agents have an Acceptable Security Interest in such Oil and Gas Properties of the Borrowers and the Guarantors, constituting at least 80% of the present value of the Proven Reserves of the Borrowers and the Guarantors and at least 80% of the present value of the Proved Developed Producing Reserves of the Borrowers and the Guarantors as determined by the Administrative Agents. If the Administrative Agents shall determine that, as of the date of any Borrowing Base determination, the Borrowers shall have failed to comply with the preceding sentence, the Administrative Agents may notify the Borrowers in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrowers, the Borrowers shall execute and deliver to the Administrative Agents satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agents in their reasonable business judgment as to the Borrowers' and the Guarantor's ownership of such Oil and Gas Properties and the Administrative Agents' Liens and security interests therein as are required to maintain compliance with this Section 5.12.

     (m)  Agreement to Pledge.  The Borrowers shall, and shall cause each
          -------------------
Guarantor to, grant to the applicable Administrative Agent an Acceptable Security Interest in any Oil and Gas Property of the Borrowers or any Guarantor to which Proven Reserves are properly attributed that is now owned or hereafter acquired promptly after receipt of a written request from the Administrative Agents.


                                      06.
                              NEGATIVE COVENANTS

     So long as the Notes or any amount under any Loan Document shall remain unpaid, any BA Obligation shall remain unpaid, any Bank shall have any Commitment, or there shall exist any Letter of Credit Exposure, the Borrowers agree, unless the Required Banks otherwise consent in writing, to comply with the following covenants.

     (a)  Liens, Etc.  Neither the U.S. Borrower nor any of its Subsidiaries
          ----------
will create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the U.S. Borrower and its Subsidiaries may create, incur, assume or suffer to exist Permitted Liens.

     (b)  Merger, Amalgamation or Consolidation; Asset Sales.  Neither the U.S.
          --------------------------------------------------
Borrower nor any of its Subsidiaries will (a) merge, amalgamate or consolidate with or into any other Person or (b) sell, lease, transfer, or otherwise dispose of any of its Property (other than the sale in the ordinary course of business of inventory, of equipment that is no longer useful or of Oil and Gas Properties to which no Proven Reserves are properly attributed) except that so long as after giving effect thereto no Default or Event of Default shall exist:

                 (1) Any Person may merge, amalgamate or consolidate with any of Obligors provided that such Obligor shall be the continuing or surviving corporation;

                 (2) Any Obligor (other than a Borrower) may merge, amalgamate or consolidate with any other Obligor; and

                 (3) Any Obligor may sell, lease, transfer or otherwise dispose of Property to any other Obligor.

     (c)  Investments.  Neither the U.S. Borrower nor any of its Subsidiaries
          -----------
will make or permit to exist any Investment in any Person, or pay management fees to any other Person, except for (a) loans, advances, capital contributions or investments in any Obligor, (b) cash and Cash Equivalents, (c) Investments set forth on Schedule 6.03; provided that, the amount of such Investments is not
                            --------
increased (other than through appreciation of the Investment's value) after the date of this Agreement, (d) management fees in an aggregate amount not to exceed U.S. $600,000 (or the Canadian Dollar Equivalent thereof) in any fiscal year of the U.S. Borrower, (e) advances made in the ordinary course of the Borrowers' business in respect of the operation and maintenance of its Oil and Gas Properties, (f) equity Investments in 50.1% or more of the capital stock (or other ownership interests) of any Person owning Oil and Gas Properties; provided
                                                                        --------
that, (i) the aggregate amount of all such Investments under this clause (f) from and after the date of this Agreement shall not exceed U.S. $75,000,000 (or the Canadian Dollar Equivalent thereof) in the aggregate, and (ii) promptly, and in any event within three Business Days after the making of such Investment, such Person shall have become an Obligor and delivered a Guaranty and the other Security Documents required by Section 5.11, and (g) Investments in Invasion to the extent permitted by Section 6.18.

     (d)  Transactions With Affiliates.  Neither the U.S. Borrower nor any of
          ----------------------------
its Subsidiaries shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the U.S. Borrower or a wholly-owned Subsidiary of the U.S. Borrower unless such transaction or series of transactions is on terms no less favorable to such Person than those that could be obtained in a comparable arm's length transaction with a Person that is not such an affiliate.

     (e)  Compliance with ERISA.
          ---------------------

          (i) Neither the U.S. Borrower nor any of its Subsidiaries will (a) terminate, or permit any Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Required Banks) liability of the U.S. Borrower or such Subsidiary or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Required Banks) risk of such a termination by the PBGC of any Plan.

          (ii) The Canadian Borrower and each other Obligor having a Canadian Pension Plan shall (i) administer such Canadian Pension Plan in accordance with the requirements of the applicable pension plan texts, funding agreements, the ITA and applicable provincial pension benefits legislation, (ii) not accept payment of any amount from any such Canadian Pension Plan, (iii) not terminate, or cause to be terminated, any such Canadian Pension Plan if such plan would have a solvency deficiency upon termination of U.S. $1,000,000 or more, (iv) provide the U.S. Administrative Agent with any documentation relating to any Canadian Pension Plan as any Bank may reasonably request, and (v) notify the U.S. Administrative Agent within 30 days of (A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan,
(C) commencing payment of contributions to a Canadian Pension Plan to which such Canadian Borrower or other Obligor had not previously been contributing.

     (f)  Limitation on Sale and Lease-Back Transactions.  Neither the U.S.
          ----------------------------------------------
Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any sale and lease-back transaction.

     (g)  Restricted Payments.  Neither the U.S. Borrower nor any of its
          -------------------
Subsidiaries shall make any Restricted Payments except that (a) the Subsidiaries of the U.S. Borrower may make Restricted Payments to the U.S. Borrower or any other Obligor, and (b) the U.S. Borrower may make cash distributions in respect of its preferred stock in an aggregate amount during any fiscal year not to exceed U.S. $1,750,000 (or the Canadian Dollar Equivalent thereof) so long as no Default or Event of Default shall have occurred both before and after giving effect to each such distribution.

     (h)  Debts, Guaranties and Other Obligations.  The U.S. Borrower will
          ---------------------------------------
not, and will not permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:

          (i) Debt of the U.S. Borrower and its Subsidiaries under the Loan Documents;

          (ii) intercompany indebtedness owed between any Obligor and the U.S. Borrower and permitted by Section 6.03 or between any two Obligors and permitted by Section 6.03;

          (iii) Debt of the Borrowers and the other Obligors owing in respect of taxes, assessments or other government charges which are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

          (iv) Debt of the Borrowers and the other Obligors incurred in the ordinary course of business in respect of drilling, completing, leasing and reworking oil and gas wells;

          (v) Debt of the Borrowers and the other Obligors owing under Hedge Agreements to the extent such Hedge Agreements are permitted by Section 6.11; provided that, if any such Debt is owing to any Person that is not a Bank, such Debt shall not be secured by any Collateral (other than cash or Cash Equivalents to the extent permitted by clause (l) of the definition of "Permitted Liens"); and

          (vi) Debt listed on Schedule 6.08 and all extensions, amendments and renewals thereof so long as none of the principal amount of such Debt is increased or the maturity date is shortened.

     (i)  Agreements Restricting Distributions.  The U.S. Borrower will not, nor
          ------------------------------------
will it permit any of its Subsidiaries to, enter into any agreement (other than a Loan Document, the Indenture, and instruments evidencing Debt permitted under
Section 6.08(g)(i)) which limits Restricted Payments to or any advance by any of the U.S. Borrower's Subsidiaries to the U.S. Borrower.

     (j)  Amendments to Subordinated Debt, Material Agreements.  The Borrowers
          ----------------------------------------------------
shall not, and shall not permit any other Obligor to, amend, supplement, or terminate (a) the Indenture or any other agreement or instrument evidencing any Subordinated Debt in any manner or (b) any other Material Agreement in any manner that could reasonably be expected to cause a Material Adverse Change.

     (k)  Limitation on Speculative Hedging.  The Borrowers shall not, and shall
          ---------------------------------
not permit any other Obligor to, purchase, assume, or hold a speculative position in any commodities market or futures market.

     (l)  Limitation on Advance Payment Contracts.  The Borrowers shall not, and
          ---------------------------------------
shall not permit any other Obligor to, enter into or be a party to any Advance Payment Contract with respect to any Oil and Gas Properties that are Collateral.

     (m)  EBITDA to Interest Expense Ratio.  The Borrowers will not permit the
          --------------------------------
ratio of, as of the last day of any fiscal quarter of the U.S. Borrower, (a) the consolidated EBITDA of the U.S. Borrower for the four fiscal quarters then ended to (b) the consolidated Interest Expense of the U.S. Borrower for the four fiscal quarters then ended, to be less than 1.50 to 1.00.

     (n)  Senior Debt to Interest Expense Ratio.  The Borrowers will not permit
          -------------------------------------
the ratio of, as of the last day of any fiscal quarter of the U.S. Borrower, (a) consolidated EBITDA of the U.S. Borrower for the four fiscal quarters then ended minus the consolidated Interest Expense attributable to Subordinated Debt to (b)
-----
the consolidated Interest Expense of the U.S. Borrower owing in respect of the Obligations for the four fiscal quarters then ended, to be less than 4.00 to 1.00.

     (o)  Working Capital.  The Borrowers will not permit, as of the last day of
          ---------------
any fiscal quarter of the U.S. Borrower, the ratio of (a) the U.S. Borrower's consolidated current assets to (b) its consolidated current liabilities to be less than 1.10 to 1.00. For purposes of calculating the foregoing amount (a) "current assets" shall include an amount, if positive, equal to the sum of the Unused U.S. Tranche A Commitments as of the date of calculation plus the Unused
                                                                ----
U.S. Tranche B Commitments as of the date of calculation plus the U.S. Dollar
                                                         ----
Equivalent of the Unused Canadian Revolving Commitments as of the date of calculation minus U.S. $10,000,000 and (b) "current liabilities" shall exclude
            -----
the current portion of all long-term Debt existing as of the date of calculation.

     (p)  Account Payables.  The Borrowers will not, and will not permit any
          ----------------
other Obligor to, allow (a) any of its trade payables or other accounts payable to be outstanding for more than 90 days (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established) and (b) the weighted average maturity of all such trade payables to exceed 75 days.

     (q)  Designation of Senior Indebtedness.  The Borrowers shall, and
          ----------------------------------
hereby does, designate the Obligations as "Designated Senior Indebtedness" of the Borrowers, as defined in and as provided for in the Indenture. As Designated Senior Indebtedness, the Obligations shall be senior in right of payment to the indebtedness evidenced by the Senior Subordinated Notes, as set forth in Article 10 of the Indenture.

     (r)  Special Provisions related to Invasion.  The Canadian Borrower
          --------------------------------------
intends to use the proceeds of the initial Canadian Borrowing together with a loan or capital contribution from the U.S. Borrower to the Canadian Borrower to pay no more than U.S. $38,000,000 (or the Canadian Dollar Equivalent thereof) to purchase all (if tendered, and at least 90%) of the capital stock of Invasion, together with certain Debt of Invasion, pursuant to the terms of the Share Purchase Agreement dated as of May 4, 2001 among the Canadian Borrower, the U.S. Borrower, Enron Canada Corp., and certain other parties named therein (such purchase being referred to herein as the "Invasion Acquisition"). After the consummation of the Invasion Acquisition, it is understood that (unless and until Invasion becomes an Obligor and executes the documents required by Section 5.11) Invasion shall operate as a separate and distinct entity and that none of the Borrowers nor any other Obligor shall make any Investment in Invasion nor shall any such Borrower or Obligor sell, dispose of or otherwise transfer any assets to Invasion; provided that, the Canadian Borrower may make Investments in
                    --------
Invasion after the date of this Agreement in an aggregate amount not to exceed U.S.$8,000,000 (or the Canadian Dollar Equivalent thereof) so long as (a) no Default shall have occurred or be continuing both before and after giving effect to such Investment, (b) such Investment is made on or before December 31, 2001, and (c) the Canadian Borrower is returned proceeds in an amount equal to such Investment on or before May 31, 2002. It is understood and agreed that Invasion shall not be a "Subsidiary" or "Obligor" for purposes of compliance with the representations and warranties, covenants and agreements set forth in Articles IV, V, VI and VII of this Agreement and Invasion shall not be required to comply
with any such terms.   Skybird Energy Inc. is a holding company that is one of
the shareholders of Invasion and, for the purposes of this Agreement, references to the purchase or ownership of Invasion shall also include the purchase or ownership of shares of Skybird Energy Inc. as a means of acquiring or holding shares of Invasion.

                                      07.
                               EVENTS OF DEFAULT

     (a)  Events of Default.  The occurrence of any of the following events
          -----------------
shall constitute an "Event of Default" under any Loan Document:

          (i) Payment.  (i) Any of the Borrowers shall fail to pay any principal
              -------
of any Note (including, without limitation, any mandatory prepayment required by Section 2.12 or Section 2.13, or (ii) any of the Borrowers or other Obligors shall fail to pay any interest on the Notes or any fee or other amount payable hereunder or under any other Loan Document within three days of when the same becomes due and payable;

          (ii)   Representation and Warranties.  Any representation or warranty
                 -----------------------------
made or deemed to be made by any of the Obligors (or any of their officers) in this Agreement, in any other Loan Document, or in any certificate delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made;

          (iii)  Covenant Breaches.  Any of the Obligors shall (i) fail to
                 -----------------
perform or observe any covenant contained in Sections 5.05(a), or 5.09 and
Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days earlier of written notice of such default shall have been given to any of the Borrowers by the Administrative Agents or any Bank or any actual knowledge of such default by the U.S. Borrower or any of its Subsidiaries;

          (iv)   Cross-Default.  (i) The U.S. Borrower or any of its
                 -------------
Subsidiaries shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) when aggregated with all such Debt of the U.S Borrower or Subsidiary so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) when aggregated with all such Debt of the U.S. Borrower or Subsidiary so in default (but excluding Debt evidenced by the Notes), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by an anticipated required prepayment), prior to the stated maturity thereof;

          (v)    Insolvency.  The U.S. Borrower or any of its Subsidiaries shall
                 ----------
generally not pay its Debt as such Debt become due, or shall admit in writing its inability to pay its indebtedness generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the U.S. Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of indebtedness, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the U.S. Borrower or any of its Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the U.S. Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

          (vi)   Judgments.  Any judgment, decree or order for the payment of
                 ---------
money shall be rendered against the U.S. Borrower or any of its Subsidiaries in an amount in excess of U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) if rendered solely against the U.S. Borrower or any of its Subsidiaries, or for which the U.S. Borrower's or any such Subsidiary's allocated portion of which exceeds U.S. $1,000,000 (or the Canadian Dollar Equivalent thereof) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;

          (vii)  Change of Control; Change of Management.  A Change of Control
                 ---------------------------------------
or Change of Management shall occur;

          (viii) Termination Events.  Any Termination Event with respect to a
                 ------------------
Plan (or similar event with respect to any Canadian Pension Plan) shall have occurred, and, 30 days after notice thereof shall have been given to any Borrower by the Administrative Agent, (i) such Termination Event (or similar event with respect to any Canadian Pension Plan) shall not have been corrected and (ii) the then present value of such Plan's or Canadian Pension Plan's, as applicable, vested benefits exceeds the then current value of assets accumulated in such Plan or Canadian Pension Plan, as applicable, by an amount that would reasonably be expected to cause or to have a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

          (ix)   Plan Withdrawals.  The U.S. Borrower or any member of the
                 ----------------
Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to cause or to have a Material Adverse Change;

          (x)    Guaranty.  (i) Any of the guaranty provisions in this Agreement
                 --------
or in any of the Guaranties shall for any reason cease to be valid and binding on the U.S. Borrower or the other Guarantors, or (ii) any of the Guarantors shall so state in writing;

          (xi)   Security Documents.  (i)  the Administrative Agents and the
                 ------------------
Banks shall fail to have an Acceptable Security Interest in all or any portion of the Collateral or (ii) any material provision of any Security Document shall for any reason cease to be valid and binding on any of the Borrowers or other Obligors executing such Security Document, or any such Person shall so state in writing; or

          (xii)  Income Tax Act.  A requirement from the Minister of National
                 --------------
Revenue for payment pursuant to Section 224 or any successor section of the ITA or Section 317 (or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by any Administrative Agent or any Bank or any other Person in respect of the U.S. Borrower or any other Obligor or is issued in respect of the U.S. Borrower or any other Obligor.

     (b)  Optional Acceleration of Maturity.  If any Event of Default (other
          ---------------------------------
than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event:

          (i) the U.S. Administrative Agent (i) shall at the request of, or may with the consent of, the Required Banks, by notice to the Borrowers, declare the obligation of each Bank to make Credit Extensions and the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request of, or may with the consent of, the Required Banks, by notice to the Borrowers, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers;

          (ii) the U.S. Borrower shall, on demand of the U.S. Administrative Agent at the request or with the consent of the Required Banks, deposit with the Administrative Agent into the U.S. Cash Collateral Account an amount of cash in Dollars equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

          (iii) the Canadian Borrower shall, on demand of the Canadian Administrative Agent at the request or with the consent of the Required Banks, deposit with the Canadian Administrative Agent into the Canadian Cash Collateral Account an amount of cash in Canadian Dollars equal to the outstanding BA Obligations as security for the Obligations to the extent the BA Obligations are not otherwise paid at such time.

          (iv) the Administrative Agents and the Banks may exercise all other rights and remedies available under the Security Documents and applicable law.

     (c)  Automatic Acceleration of Maturity.  If any Event of Default pursuant
          ----------------------------------
to paragraph (e) of Section 7.01 shall occur:

          (i) the obligation of each Bank to make Credit Extensions and the obligation of the Issuing Bank to issue Letters of Credit shall immediately and automatically be terminated and the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers.

          (ii) the U.S. Borrower shall, on demand of the U.S. Administrative Agent at the request or with the consent of the Required Banks, deposit with the Administrative Agent into the

U.S. Cash Collateral Account an amount of cash in Dollars equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

          (iii) the Canadian Borrower shall, on demand of the Canadian Administrative Agent at the request or with the consent of the Required Banks, deposit with the Canadian Administrative Agent into the Canadian Cash Collateral Account an amount of cash in Canadian Dollars equal to the outstanding BA Obligations as security for the Obligations to the extent the BA Obligations are not otherwise paid at such time.

          (iv) the Administrative Agents and the Banks may exercise all other rights and remedies available under the Security Documents and applicable law.

     (d)  Non-exclusivity of Remedies.  No remedy conferred upon the
          ---------------------------
Administrative Agents is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

     (e)  Right of Set-off.  Upon (a) the occurrence and during the continuance
          ----------------
of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Administrative Agents upon the consent of the Required Banks to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section
7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, the Notes, and the other Loan Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, the Notes, or such other Loan Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrowers after any such set-off and application made by it, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     (f)  Application of Proceeds.  From and during the continuance of any Event
          -----------------------
of Default, any monies or property actually received by the Administrative Agents pursuant to the Credit Agreement, the exercise of any rights or remedies under any security agreement, mortgage or any other agreement with any Borrower or any of its respective subsidiaries or affiliates which secures any of the Obligations, shall be applied in the following order:

          First, to the payment of all amounts due to the Administrative Agents
          -----
     under any of the expense reimbursement or indemnity provisions of the Credit Agreement, any security agreement, mortgage or other collateral documents, and any applicable law;

          Second, ratably, according to the then unpaid amounts thereof, without
          ------
     preference or priority of any kind among them, to the payment of the Obligations then due and payable, including Obligations with respect to Letters of Credit, but not including any Hedging Obligations, and

          Third, ratably, according to the then unpaid amounts thereof, without
          -----
     preference or priority of any kind among them, to the payment of all Hedging Obligations of the Borrowers to the Banks, if any, then due and payable;

          Fourth, the remainder, if any, to whichever of the Borrowers, or its
          ------
     respective successors or assigns, as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


                                      08.
                  THE ADMINISTRATIVE AGENTS AND ISSUING BANK

     (a)  Authorization and Action.  Each Bank hereby appoints and authorizes
          ------------------------
each Administrative Agent to take such action as such agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Administrative Agent by the terms hereof or of any other Loan Document, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Guaranty or any of the Notes), no Administrative Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided,
                                                                       --------
however, that no Administrative Agent shall be required to take any action which
-------
exposes such Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The U.S. Administrative Agent agrees to give to each U.S. Bank prompt notice of each notice received by it pertaining to a U.S. Borrowing or a payment thereon and to each Bank prompt notice of each other notice received by it (unless notice thereof is given by the Canadian Administrative Agent). The Canadian Administrative Agent agrees to give to each Canadian Bank prompt notice of each notice received by it pertaining to a Canadian Borrowing, a Drawing or a payment thereon and to each Bank prompt notice of each other notice received by it (unless notice thereof is given by the U.S. Administrative Agent).

     (b)  Administrative Agents' Reliance, Etc.  Neither Administrative Agent
          ------------------------------------
nor any director, officer, agent or employee of either Administrative Agent shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Administrative Agent: (a) may treat the payee of any Note as the holder thereof until such Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.08; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents or any other instrument or document; (d) shall not have any duty to any Bank to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of Loan Documents or any other instrument or document on the part of either Borrower or any Subsidiary of either Borrower or to inspect the property (including the books and records) of either Borrower or any Subsidiary of either Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document; and (f) shall incur no liability to any Bank under or in respect of any of Loan Documents or any other instrument or document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

     (c)  Union Bank, NBC and Affiliates.  With respect to its Commitment, the
          ------------------------------
Credit Extensions owed to it and the Notes issued to it, each of Union Bank and NBC shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Union Bank and NBC in its individual capacity. Each of Union Bank and NBC and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrowers, any Affiliate of either Borrower and any Person who may do business with or own securities of either Borrower or any Affiliate of either Borrower, all as if Union Bank or NBC, as the case may be, were not an Administrative Agent and without any duty to account therefor to the Banks.

     (d)  Bank Credit Decision.  Each Bank acknowledges that it has,
          --------------------
independently and without reliance upon either Administrative Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document.

     (e)  INDEMNIFICATION.  THE BANKS AGREE TO INDEMNIFY EACH ADMINISTRATIVE
          ---------------
AGENT AND THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO ADVANCES ARE AT THE TIME OUTSTANDING OR IF ANY NOTES ARE HELD BY PERSONS WHICH ARE NOT BANKS, RATABLY ACCORDING TO EITHER (A) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR (B) IF NO COMMITMENTS ARE AT THE TIME OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS

CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH ADMINISTRATIVE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY SUCH ADMINISTRATIVE AGENT OR THE ISSUING BANK UNDER ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH; PROVIDED THAT NO BANK SHALL
                                                     --------
BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH ADMINISTRATIVE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE EITHER ADMINISTRATIVE AGENT OR THE ISSUING BANK PROMPTLY UPON DEMAND FOR SUCH BANK'S RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL
FEES) INCURRED BY SUCH ADMINISTRATIVE AGENT OR THE ISSUING BANK IN CONNECTION WITH ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH TO THE EXTENT THAT SUCH ADMINISTRATIVE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     (f)  Successor Administrative Agents and Successor Issuing Bank.  Subject
          ----------------------------------------------------------
to the appointment of and acceptance by a successor Administrative Agent or successor Issuing Bank as provided below, each Administrative Agent and the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld and which consent shall not be required if a Default shall have occurred and is continuing), appoint any Bank or any Eligible Assignee as a successor Administrative Agent or successor Issuing Bank, as applicable, to assume the duties of such resigning or removed Administrative Agent or Issuing Bank, as applicable. If no such successor Administrative Agent or successor Issuing Bank, as applicable, shall have been so appointed by the Required Banks (and, if no Default shall have occurred and is continuing, approved by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Bank's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent or Issuing Bank, as applicable, then the retiring Administrative Agent or Issuing Bank, as applicable, may, on behalf of the Banks, appoint any Bank, or with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld), any Eligible Assignee as a successor Administrative

Agent or successor Issuing Bank, as applicable. Upon the acceptance of any appointment as an Administrative Agent or Issuing Bank, as applicable hereunder by a successor Administrative Agent or successor Issuing Bank, as applicable, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank, as applicable, and the retiring Administrative Agent or Issuing Bank, as applicable shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's or Issuing Bank's, as applicable resignation or removal hereunder as an Administrative Agent or Issuing Bank, as applicable, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent or Issuing Bank, as applicable, under this Agreement. If any Administrative Agent or Issuing Bank, as applicable resigns or is removed as an Administrative Agent or Issuing Bank, as applicable, and if any Affiliate thereof continues to perform its duties as an Administrative Agent or Issuing Bank, as applicable ("Continuing Administrative Agent" or "Continuing Issuing Bank"), upon the written request of the U.S. Borrower, the Continuing Administrative Agent or Continuing Issuing Bank, as applicable, shall resign and may be replaced in accordance with the provisions of this Section 7.06.

                                      09.
                                 MISCELLANEOUS

     (a)  Amendments, Etc.  No amendment or waiver of any provision of this
          ---------------
Agreement or any Note, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided
                                                                       --------
that no such amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitment of any Bank or subject any Bank to any additional obligations (provided that no amendment or waiver of, or consent to any departure from, any representation or warranty, covenant or Event of Default, any of which would not otherwise require the approval of all of the Banks, shall be deemed to "subject any Bank to any additional obligations" for the purposes of this clause (b) only), (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or BA Obligations or Drawing Fees payable hereunder or any Letter of Credit Obligations, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and aggregate Face Amount of BA Obligations which shall be required for the Banks or any of them to take any action hereunder, (f) change the definition herein of "Termination Date", or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or
                             --------  -------
consent shall, unless in writing and signed by an Administrative Agent or the Issuing Bank, as applicable, in addition to the Banks required above to take such action, affect the rights or duties of such Administrative Agent or Issuing Bank, as applicable, under this Agreement or any of the Notes.

     (b)  Notices, Etc.  All notices and other communications provided for
          ------------
hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, (a) if to the U.S. Borrower, at its address at 8115 Preston Road, Suite 400, Dallas, Texas 75225, Attention: Mr. Richard S. Davis,
Telecopier: (214) 373-3610; and if to the Canadian Borrower, at its address at

2500, 645-Seventh Avenue S.W., Calgary, Alberta T2P 4G8, Telecopier: (403) 269-6976 (with a copy to the U.S. Borrower); (b) if to any U.S. Bank listed on the signature pages hereof, at its U.S. Domestic Lending Office specified opposite its name on Schedule II; (c) if to any other U.S. Bank, at its U.S. Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; (d) if to any Canadian Bank listed on the signature pages hereof, at its Canadian Lending Office specified opposite its name on Schedule II; (e) if to any other Canadian Bank, at its Canadian Lending Office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; (f) if to the U.S. Administrative Agent, at 4200 Lincoln Plaza, 500 N. Akard St., Dallas, Texas 75201, Attention: Mr. Damien Meiburger, Telecopier (214) 922-4211; and (g) if to the Canadian Administrative Agent, at its address at 407 Eighth Avenue SW, Suite 600, Calgary, Alberta, T2P 1E5, Attention: Tim Bacon, Telecopier: (403) 294-3078; or, as to either Borrower or either Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agents. Each such notice or communication shall be effective (i) if mailed, three U.S. Business Days after deposit in the U.S. mail or Canadian mail, (ii) if delivered by hand (including by overnight delivery service), upon delivery, and (iii) if telecopied, upon transmission and receipt of electronic confirmation except that any notice or communication to any Administrative Agent pursuant to Sections 2.02(a), 2.02(b), 2.04(a), 2.06(f), 2.11, 2.14, 2.19 or
2.21 of this Agreement shall not be effective until actually received by such Administrative Agent.

     (c)  No Waiver; Remedies.  No failure on the part of any Bank or either
          -------------------
Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (d)  Expenses and Taxes; Compensation; Indemnity.  (i)  Each Borrower
          -------------------------------------------
agrees to pay promptly all reasonable out-of-pocket costs and expenses of each Administrative Agent, the Issuing Bank and their respective Affiliates in connection with the preparation, execution, delivery, administration, modification, syndication and amendment of the Loan Documents and the other documents to be delivered hereunder, including the reasonable due diligence, syndication, transportation, computer, duplication, printing, distribution and bank meeting expenses (but excluding allocated overhead costs) and the reasonable fees and out-of-pocket expenses (excluding allocated overhead costs) of counsel for each Administrative Agent with respect thereto and with respect to advising either Administrative Agent as to its rights and responsibilities under the Loan Documents and, after the occurrence and during the continuance of an Event of Default, all reasonable out-of-pocket costs and expenses of each Administrative Agent, the Issuing Bank and each Bank, if any (including reasonable counsel fees and expenses but excluding allocated overhead costs), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including reasonable counsel fees and expenses (but excluding allocated overhead costs) in connection with the enforcement of rights under this Section 9.04(a).

          (ii) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.10, Section 2.11, Section 2.18 or
Section 2.19, acceleration of the maturity of the U.S. Notes pursuant to Section
7.01 or for any other reason, the U.S. Borrower shall, within 15 days after demand by any Bank (with a copy of such demand to the U.S. Administrative Agent), pay to the U.S. Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance. A certificate as to the amount of such additional losses, costs or expenses, submitted to the U.S. Borrower and the U.S. Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. Such certificate shall be in reasonable detail but such Bank shall not be required to disclose any confidential or proprietary information therein. If any payment of principal of, or Conversion of, any BA Obligation is made other than on the Maturity Date for such BA Obligation, as a result of a payment or Conversion pursuant to Section 2.10, Section 2.11, Section 2.18 or Section 2.19, acceleration or for any other reason the Canadian Borrower shall, within 15 days after demand by any Bank (with a copy of such demand to the Canadian Administrative Agent), pay to the Canadian Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may actually incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such BA Obligation. A certificate as to the amount of such additional losses, costs or expenses, submitted to the Canadian Borrower and the Canadian Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. Such certificate shall be in reasonable detail but such Bank shall not be required to disclose any confidential or proprietary information therein.

          (iii) EACH BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE FEES AND EXPENSES OF COUNSEL THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST SUCH INDEMNIFIED PARTY), IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF, OR IN CONNECTION WITH THE PREPARATION FOR A DEFENSE OF, ANY INVESTIGATION, LITIGATION, OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY OF THE COMMITMENTS OR ANY LOAN DOCUMENT, WHETHER OR NOT SUCH INDEMNIFIED PARTY IS A PARTY THERETO, AND WHETHER OR NOT ANY BORROWING OR DRAWING IS MADE HEREUNDER, AND INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

          (iv) Without prejudice to the survival of any other agreement of the Borrowers hereunder, all obligations of the Borrowers under Section 2.15,
Section 2.16 and this Section 9.04 shall survive the termination of the Commitments and this Agreement and the payment in full of all amounts hereunder and under the Notes.

     (e)  Limitation and Adjustment of Interest.  (i)  Notwithstanding
          -------------------------------------
anything to the contrary set forth herein, in any other Loan Document or in any other document or instrument, no provision of any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate or amount permitted by applicable law. Accordingly, if the transactions with any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in any Note payable to such Bank, this Agreement, any other Loan Document or any other document or instrument, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under any Note payable to such Bank, this Agreement or any other Loan Document or under any other document or instrument shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the relevant Borrower or refunded by such Bank to such Borrower, and (ii) in the event that the maturity of any Note payable to such Bank is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the relevant Borrower or refunded by such Bank to such Borrower. In determining whether or not the interest contracted for, taken, reserved, charged or received by any Bank exceeds the maximum non-usurious rate permitted by applicable law, such determination shall be made, to the extent that doing so does not result in a violation of applicable law, by amortizing, prorating, allocating and spreading, in equal parts during the period of the full stated term of the loans hereunder, all interest at any time contracted for, taken, charged, received or reserved by such Bank in connection with such loans. For purposes of Tex. Fin. Code Ann.
(S) 303.301 (Vernon 1998), each of the Borrowers agrees that the maximum non-usurious rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Administrative Agents and the Banks may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or other states or the United States of America applicable to the Agent and/or such Lender, if greater.

          (ii) In the event that at any time the interest rate applicable to any Advance made by any Bank would exceed the maximum non-usurious rate allowed by applicable law, the rate of interest to accrue on the Advances by such Bank shall be limited to the maximum non-usurious rate allowed by applicable law, but shall accrue, to the extent permitted by law, on the principal amount of the Advances made by such Bank from time to time outstanding, if any, at the maximum non-usurious rate allowed by applicable law until the total amount of interest accrued on the Advances made by such Bank equals the amount of interest which would have accrued if the interest rates applicable to the Advances pursuant to
Article II had at all times been in effect. In the event that upon the final payment of the Advances made by any Bank and termination of the Commitment of such Bank, the total amount of interest paid to such Bank hereunder and under the Notes is less than the total amount of interest which would have accrued if the interest rates applicable to such Advances pursuant to Article II had at all times been in effect, then the relevant Borrower agrees to pay to such Bank, to the extent permitted by law, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have accrued on such Advances if the maximum non-usurious rate allowed by applicable law had at all times been in effect or (ii) the amount of interest which would have accrued on such Advances if the interest rates applicable to such Advances pursuant to Article II had at all times been in effect over (b) the amount of interest otherwise accrued on such Advances in accordance with this Agreement.

          (iii) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement by the Canadian Borrower exceed the maximum amount of interest on the "credit advanced" (as defined in that section) under this Agreement to the Canadian Borrower lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) payable by the Canadian Borrower is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Borrower, the Canadian Administrative Agent and the Canadian Banks and the amount of such payment or collection in excess of the amount lawfully permitted shall be refunded to the Canadian Borrower. For purposes of this Agreement, the effective annual rate of interest on all such "credit advanced" to the Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term the Canadian Advances, BA Obligations and Banker's Acceptance are outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent will be conclusive for the purposes of such determination. The Canadian Borrower shall not have any action against the Administrative Agents or any Bank for damages whatsoever arising out of the payment or collection of any amounts in excess of the amounts of interest lawfully permitted to be paid pursuant to the Criminal Code (Canada). The parties agree that (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and
(ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     (f)  Binding Effect; Severability.  This Agreement shall become effective
          ----------------------------
when it shall have been executed by the Borrowers, the Issuing Bank and the Administrative Agents and when the U.S. Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Issuing Bank, the Administrative Agents and each Bank and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or under any other Loan Document or any interest herein or therein without the prior written consent of all of the Banks. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not effect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

     (g)  Assignments and Participations.  (i)  Each Bank may assign to one or
          ------------------------------
more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided,
                                                                --------
however, that, except as provided in Section 9.08(g), (i) each such assignment
-------
shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of this Agreement, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement or an assignment to another Bank, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $5,000,000 (or the Canadian Dollar Equivalent thereof),
(iii) each such assignment shall be to an Eligible Assignee or an Affiliate of a Bank, (iv) each such assignment to an Eligible Assignee or to any Affiliate of a Bank shall be subject to the consent of the U.S. Administrative Agent and the U.S. Borrower, which consent shall not be unreasonably withheld, and (v) the assigning Bank and the assignee shall execute and deliver to the U.S. Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of U.S. $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (ii) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any other Person or the performance or observance by either Borrower or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon either Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document;
(v) such assignee confirms that it is an Eligible Assignee or an Affiliate of a Bank; (vi) such assignee appoints and authorizes each Administrative Agent to take such action as an Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (iii) The U.S. Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and the principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee or an Affiliate of a Bank and consented to by the U.S. Borrower and U.S. Administrative Agent where so required by this Agreement, together with the Notes subject to such assignment, the U.S. Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits B-1, B-2 or B-3 as the case may be).

          (v) Each Bank may sell participations to one or more banks or other entities (other than either Borrower or any of their respective Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances and other Credit Extensions owing to it and the Notes held by it); provided that
                                                                   --------
(i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Bank's ability to make any amendment or waiver of this Agreement or any Note or such Bank's ability to consent to any departure by the Borrowers therefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would release or impair the Guaranty, reduce the principal of, or interest on, the Notes, the BA Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes, the BA Obligations or any fees payable hereunder, in each case to the extent subject to such participation, and (vi) no Participant shall have any rights under this Agreement or any of the other Loan Documents, with each participant's rights against the granting Bank in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not granted such participation.

          (vi) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to either Borrower or any Subsidiary of either Borrower furnished to such Bank by or on behalf of either Borrower or any such Subsidiary; provided, that, prior to any such disclosure, the assignee or
                 --------
participant or proposed assignee or participant shall agree for the benefit of the Borrowers and such Bank to comply with Section 9.13.

          (vii) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, but no such assignment shall release such Bank from its obligations hereunder.

     (h)  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     (i)  Governing Law.  This Agreement and the Notes shall be governed by, and
          -------------
construed in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, Vernon's Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Notes or the transactions contemplated hereby. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version).

     (j)  Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
          ------------
UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE

NON-EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT SITTING IN DALLAS COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT ARISING OUT OF ANY OF THE FOREGOING, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 9.02. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY BANK OR EITHER ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH IN THE COURTS OF ANY OTHER JURISDICTION.

     (k)  Waiver of Jury Trial.  THE BORROWERS, THE ADMINISTRATIVE AGENTS, THE
          --------------------
ISSUING BANK, AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (l)  Confidentiality.  Each Administrative Agent and each Bank agrees that
          ---------------
it will use reasonable efforts not to disclose any Confidential Information without the prior consent of the U.S. Borrower (other than to representatives of either Administrative Agent or any Bank who are informed by such Administrative Agent or Bank of, or are aware of, the confidential nature thereof and who are bound, for the benefit of the Borrowers and such Administrative Agent or Bank, by the terms and conditions hereof and who are bound, for the benefit of the Borrowers and such Administrative Agent or Bank, to not use any such Confidential Information except for the purposes of the Loan Documents and the Credit Extensions and Letters of Credit), provided that any Bank or
                                          --------

Administrative Agent may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, provincial, territorial, state or Federal regulatory body having or claiming to have regulatory authority over any Bank or Administrative Agent, or submitted to or required by the Federal Reserve Board, the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors in each case having or claiming to have regulatory authority over any Bank or Administrative Agent, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to any Bank or Administrative Agent, (e) as contemplated by
Section 9.08(f), (f) in connection with the exercise of any remedy by any Bank or Administrative Agent pertaining to this Agreement, any of the Notes, any BA Obligation or any other document delivered in connection herewith, (g) in connection with any litigation between any Borrower and any Administrative Agent or any Bank pertaining to any Loan Document or any other document delivered in connection herewith, (h) to any Bank or either Administrative Agent, or (i) to any Affiliate of any Bank or Administrative Agent that is informed by such Bank or Administrative Agent of, or is aware of, the confidential nature thereof and that is bound, for the benefit of the Borrowers and such Bank or Administrative Agent, by the terms and conditions hereof and that is bound, for the benefit of the Borrowers and such Bank or Administrative Agent, to not use any such Confidential Information except for the purposes of the Loan Documents and the Credit Extensions, provided that in the event of any disclosure of Confidential
                   --------
Information pursuant to either of clauses (c) and (d) of this Section 9.13, such Administrative Agent or Bank making such disclosure shall make a good faith attempt, to the extent practicable, to notify the U.S. Borrower of any such disclosure of such Confidential Information at least three U.S. Business Days prior to such disclosure, and in any event shall notify the U.S. Borrower of such disclosure as soon as practicable, but no notice shall be required pursuant to this proviso if giving such notice would conflict with any law, order, regulation or ruling.

     (m)  Judgment Currency.  (i) If, for the purposes of obtaining judgment in
          -----------------
any court, it is necessary to convert any sum due or owing hereunder or under the Guaranty or any other Loan Document to either Administrative Agent or any one or more of the Banks in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Administrative Agent or Bank, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is granted, together with any premiums and costs of exchange payable in connection with such purchase.

          (ii) The obligations of the Borrowers in respect of any sum due in the Original Currency from it to either Administrative Agent or any Bank under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Administrative Agent or Bank, as the case may be, of any sum adjudged to be so due or owing in such Other Currency, such Administrative Agent or Bank, as the case may be, may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. IF THE AMOUNT OF THE ORIGINAL CURRENCY SO PURCHASED IS LESS THAN THE SUM ORIGINALLY DUE OR OWING TO SUCH

ADMINISTRATIVE AGENT OR BANK, AS THE CASE MAY BE, IN THE ORIGINAL CURRENCY, EACH BORROWER AGREES, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, AGAINST SUCH LOSS, AND IF THE AMOUNT OF THE ORIGINAL CURRENCY SO PURCHASED EXCEEDS THE SUM ORIGINALLY DUE OR OWING TO SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, IN THE ORIGINAL CURRENCY, SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, SHALL REMIT SUCH EXCESS TO SUCH BORROWER.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWERS:

                                   THE WISER OIL COMPANY


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   THE WISER OIL COMPANY OF CANADA


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   U.S. ADMINISTRATIVE AGENT:

                                   UNION BANK OF CALIFORNIA, N.A.
                                   as U.S. Administrative Agent


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   By: ________________________________________

                                   Name: ______________________________________
                                   Title: _____________________________________

                                   CANADIAN ADMINISTRATIVE AGENT:

                                   NATIONAL BANK OF CANADA,
                                   as Canadian Administrative Agent


                                   By: ________________________________________
                                        Authorized Officer


                                   ISSUING BANK:

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as Issuing Bank


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                   BANKS:

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as a U.S. Bank and a Canadian Bank


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________



                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                   NATIONAL BANK OF CANADA, NEW YORK BRANCH as a U.S. Bank


                                   By: ________________________________________
                                        Authorized Officer


                                   By: ________________________________________
                                        Authorized Officer


                                   NATIONAL BANK OF CANADA
                                   as a Canadian Bank


                                   By: ________________________________________
                                        Authorized Officer